Exhibit 10.13

CNL Canadian Portfolio

Loan Number: 50-2819205

50-2819204

R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of

US CANADIAN PROPERTY TRUST ALPHA, US CANADIAN PROPERTY

ALPHA BLUE MOUNTAIN NOMINEE CORP., solely in its capacity as a registered title holder, and US CANADIAN PROPERTY ALPHA WHISTLER NOMINEE CORP., solely in its capacity as a registered title holder,

collectively, as Borrowers

and

CONGRESS FINANCIAL CORPORATION (CANADA),

as Lender

LOAN AGREEMENT

Date: December 3, 2004

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-ii-

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Section 8.32	Intentionally Omitted	76
Section 8.33	Protection of Trustee	76
Section 8.34	Assignments and Participations	76
Section 8.35	Capacity of Registered Title Holders	77

SCHEDULES

Schedule 1	Allocated Loan Amount
Schedule 2	Condominium Documents
Schedule 3	Engineering Reports
Schedule 4	[Reserved]
Schedule 5	ITW Interim Leases
Schedule 6	Intrawest Leases
Schedule 7	Rent Roll
Schedule 8	[Reserved]
Schedule 9	Standard Form of Lease

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of December 3, 2004 by and among R&H US CANADIAN PROPERTY LIMITED, a limited company incorporated under the Companies (Jersey) Law 1991, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA, a trust formed under the laws of the Island of Jersey, as a borrower (the “Trust Borrower”), US CANADIAN PROPERTY ALPHA BLUE MOUNTAIN NOMINEE CORP., a corporation incorporated under the laws of the Province of British Columbia, solely in its capacity as a registered title holder, as a borrower (the “Blue Mountain Borrower”), and US CANADIAN PROPERTY ALPHA WHISTLER NOMINEE CORP., a corporation incorporated under the laws of the Province of British Columbia, solely in its capacity as a registered title holder, as a borrower (the “Whistler Borrower”; the Trust Borrower, the Blue Mountain Borrower and the Whistler Borrower are individually referred to as a “Borrower” and collectively as the “Borrowers”), whose address is 450 S. Orange Avenue, Orlando, Florida 32801-3336, Attention: Chief Financial Officer and CONGRESS FINANCIAL CORPORATION (CANADA), a corporation organized under the laws of the Province of Ontario (“Lender”), whose address is 141 Adelaide Street West, Suite 1500, Toronto, Ontario, M5H 3L9.

W I T N E S S E T H:

WHEREAS, Borrowers desire to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable CNL Entity” shall mean CNL Income Properties, Inc., or any Affiliate Controlled by CNL Income Properties, Inc.

“Acceptable Intrawest Entity” shall mean Intrawest Corporation or any Affiliate Controlled by Intrawest Corporation.

“Acceptable CNL Lender” and “Acceptable CNL Lenders” shall mean individually or collectively, as the context may require, an Acceptable CNL Entity.

“Acceptable Intrawest Lender” and “Acceptable Intrawest Lenders” shall mean individually or collectively, as the context may require, an Acceptable Intrawest Entity.

“ACM’s” shall have the meaning set forth in Section 4.27(i).

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of (provided, however, that in the definitions of Acceptable CNL Entity and Acceptable Intrawest Entity, such percentage shall be fifty percent (50%)), is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Agreement” shall mean this Loan Agreement between Borrowers and Lender, as the same may be amended, restated, consolidated or otherwise modified from time to time.

“Allocated Loan Amount” shall mean the portion of the Loan allocated to each Individual Property as set forth on Schedule 1 attached hereto. The Allocated Loan Amount of each Individual Property shall be reduced by the principal amount that the Loan is prepaid pursuant to this Agreement in connection with a Condemnation or Casualty affecting such Individual Property.

“Approved Leasing Expenses” shall have the meaning set forth in Section 5.6.

“Assessments” shall have the meaning set forth in Section 5.3.

“Association Documents” shall mean all by-laws, articles of incorporation, rules and/or regulations of every homeowner, resort or village association applicable to any Individual Property from time to time.

“Blue Mountain Debenture” shall mean that certain first priority Debenture dated as of the date hereof, executed and delivered by Blue Mountain Borrower as security for the Loan and encumbering the Blue Mountain Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Blue Mountain Head Lease” shall mean that certain Master Lease Agreement dated as of the date hereof by and between Intrawest, as landlord, and Head Lessee, as tenant, which Master Lease Agreement has been assigned by Intrawest to the Trust Borrower and assumed by the Trust Borrower, as landlord, and which Master Lease Agreement affects the Blue Mountain Property.

“Blue Mountain Property” shall mean the “Property” as defined in the Blue Mountain Debenture.

“Borrower” and “Borrowers” shall mean collectively and individually, as the context may require, the Trust Borrower (including the Trust), the Whistler Borrower and the Blue Mountain Borrower, together with their respective permitted successors and assigns.

“Borrower Party” and “Borrower Parties” shall mean collectively and individually, as the context may require, the Borrowers, the Corporate Beneficiaries, the Trust Beneficiary and the Enforcers.

“Business Day” shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Toronto, Ontario are authorized by law to be closed.

“Buyer” shall have the meaning set forth in Section 4.9(b)(2).

“Cash Management Agreement” shall mean that certain Cash Management Agreement dated as of the date hereof among Head Lessee, Borrowers, Property Manager, Lender and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean an Eligible Bank acting as the “agent” or “deposit bank” under the Cash Management Agreement. On the date hereof, the Cash Management Bank is Congress Financial Corporation (Canada).

“Cash Trap Period” shall mean the period of time commencing upon the determination by Lender that a Trigger Event has occurred and terminating on (a) as to a Default Trigger Event, the Payment Date next occurring after the cure of all existing Events of Default and (b) as to a DSCR Trigger Event, the Payment Date next occurring after the date upon which Lender determines that the DSCR is 1.15:1.0 or greater as calculated pursuant to this Agreement on a trailing twelve (12) month basis (such calculation to be done by Lender at the end of each calendar quarter of each calendar year, commencing at the end of the first calendar quarter in 2006).

“Closing Date” shall mean the date of funding the Loan.

“Closing Date Non-Consolidation Opinion” shall mean (i) that certain non-consolidation opinion letter dated the date hereof from Goodmans LLP and delivered in connection with the Loan and (ii) that certain non-consolidation opinion letter dated the date hereof from Lowndes, Drosdick, Doster, Kantor and Reed. P. A. and delivered in connection with the Loan.

“CNL Affiliate” and “CNL Affiliates” shall have the meaning set forth in Section 33.

“Condominium” shall mean, with respect to the Blue Mountain Property, those certain condominium regimes created pursuant to the Condominium Documents and, with respect to the Whistler Property, those certain strata regimes created pursuant to the Condominium Documents.

“Condominium Association” shall mean collectively the strata or condominium corporation(s) or association(s) as well as all homeowner, resort and/or village associations applicable to the Individual Properties, or part thereof under the Condominium Documents and/or Association Documents for the Leased Property, as the context may permit or require.

“Condominium Documents” shall mean (i) the Association Documents, (ii) the condominium declarations, bylaws, articles of incorporation, rules, regulations, maps, condominium plans and strata plans, as applicable, governing those portions of the Individual Properties situated in condominium buildings, including any shared services agreements and other agreements providing various easements and rights, including those for support, passage and utilities, and the sharing of certain costs of facilities and services used in common by the various components of the buildings and (iii) those declarations, bylaws, articles of incorporation, rules, regulations, maps, condominium plans and strata plans, as applicable, governing those portions of the Individual Properties subject to any other association including village associations or master association.

“Condominium Law” shall mean have the meaning set forth in Section 3.21.

“Contracts” shall mean all contracts and agreements now or hereafter entered into covering any part of the Individual Properties or the Improvements and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of, any Individual Properties or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of any of the Individual Properties or the Improvements.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Beneficiary” and “Corporate Beneficiaries” shall mean collectively and individually, as the context may require, CNL Beneficiary Blue TRS Corp., a Delaware corporation and a beneficiary of the Trust, and CNL Beneficiary Whistler TRS Corp., a Delaware corporation and a beneficiary of the Trust.

“Debenture” and “Debentures” shall mean collectively, and individually, as the context may require, the Blue Mountain Debenture and the Whistler Debenture.

“Debt” shall have the meaning given such term in the Debenture.

“Debt Service” shall mean the amount of interest and principal payments due and payable in accordance with the Note during an applicable period.

“Default” shall have the meaning set forth in Section 4.5.

“Default Trigger Event” shall mean the occurrence of an Event of Default.

“Dollars” unless otherwise specifically set forth herein, shall mean Canadian dollars.

“DSCR” shall mean a ratio for the applicable period in which: (a) the numerator is the Net Operating Income for such period and (b) the denominator is the aggregate Debt Service amount payable for such period plus, if any Permitted Subordinate Loan (other than any

Permitted CNL Loans or Permitted Intrawest Loans) is outstanding, the amount of interest and principal payments due and payable in connection with such Permitted Subordinate Loan for such period.

“DSCR Trigger Event” shall mean the determination by Lender that, for the twelve (12) calendar month reporting period that ends nearest the date of calculation, the DSCR for the Individual Properties combined with respect to such period is less than 1.15:1.0, as calculated pursuant to this Agreement on a trailing twelve (12) month basis.

“Eligible Bank” shall mean a bank that (i) satisfies the Rating Criteria and (ii) is a member institution of the Canada Deposit Insurance Corporation.

“Enforcer” and “Enforcers” shall mean collectively and individually, as the context may require, CNL Beneficiary Blue, LLC, a Delaware limited liability company and the sole subsidiary of CNL Beneficiary Blue TRS Corp.; CNL Beneficiary Whistler, LLC, a Delaware limited liability company and the sole subsidiary of the CNL Beneficial Whistler TRS Corp.; and CNL Retail Manager Corp., a Delaware corporation.

“Engineering Reports” shall mean those certain engineering reports listed on Schedule 3 attached hereto.

“Environmental Indemnity Agreement” shall have the meaning set forth in Section 4.27(h).

“Environmental Law” shall have the meaning set forth in Section 4.27(a).

“Excess Cash Flow” shall have the meaning set forth in the Standstill Agreements.

“Form W-8” shall have the meaning set forth in Section 2.6(a).

“GAAP” means Canadian generally accepted accounting principles applied on a consistent basis as modified from time to time where appropriate.

“Gross-Up Amount” shall have the meaning set forth in Section 2.6(b).

“Hazardous Substances” shall have the meaning set forth in Section 4.27(a).

“Head Lease” and “Head Leases” shall mean individually or collectively, as the context may require, the Blue Mountain Head Lease and the Whistler Head Lease.

“Head Lessee” shall mean CNL Income Canada Lessee Corp., a corporation incorporated under the laws of the Province of British Columbia.

“Impound Account” shall have the meaning set forth in Section 5.3.

“Improvements” shall have the meaning given such term in the Debenture.

“Indemnitor” shall mean any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Loan, including, without limitation, the Indemnity and Guaranty Agreement and the Environmental Indemnity Agreement. The Indemnitor on the date hereof is CNL Income Properties, Inc.

“Indemnity and Guaranty Agreement” shall have the meaning set forth in the Note.

“Independent Director” shall mean a duly appointed member of the board of directors of an SPE Corporation or of a single member Delaware limited liability company or the trustee of a trust, in each case which is an SPE, who has not been at any time during the five (5) years preceding his or her initial appointment, and shall not be at any time while serving as Independent Director any of the following: (a) a stockholder, trustee or director (other than in his or her capacity as an Independent Director), officer, employee, partner or member of any Borrower, any SPE Equity Owner of any Borrower, any partner, shareholder or member of any SPE Equity Owner of any Borrower, or any affiliate of any of the foregoing; (b) a stockholder, director, officer, employee, partner or member of any customer of, supplier or service provider (including professionals) to, or other person who derives more than 10% of its purchases, revenues, compensation or other financial remuneration from its activities with any Borrower, any SPE Equity Owner of any Borrower, any partner, shareholder or member of any SPE Equity Owner of any Borrower, any affiliate of any of the foregoing, or any person or entity who otherwise is financially dependent upon an officer, director or employee of any Borrower, any SPE Equity Owner of any Borrower, any partner or member of any SPE Equity Owner of any Borrower, or any family member (by blood or marriage) of any such officer, director, or employee or a business entity owned or controlled by any of the foregoing; (c) a person or other entity controlling or under common control with any such stockholder, director, officer, employee, partner, member, customer, supplier or other person; or (d) a member of the immediate family of any individual described in clause (a), (b)or (c) above. As used herein, the term “affiliate” shall mean: (1) any person or entity directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities or interests of such other person or entity; (2) any person or entity ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person or entity; (3) any person or entity directly or indirectly controlling, controlled by or under common control with such other person or entity; (4) any officer, director or partner of such other person or entity; (5) if such other person or entity is an officer, director or partner, any company for which such person or entity acts in any such capacity; and (6) any close relative or spouse of the specified person.

“Independent Trustee” shall have the meaning set forth in Section 4.29(d).

“Individual Properties” shall mean each of the Blue Mountain Property and the Whistler Property.

“Interest” shall have the meaning set forth in Section 8.30.

“Intrawest” shall mean Intrawest Corporation, a corporation continued under the Canada Business Corporations Act.

“Intrawest Entity” and “Intrawest Entities” shall have the meaning set forth in Section 3.3.

“Intrawest Lease” and “Intrawest Leases” shall mean, collectively or individually, as the context may require, those certain Lease Agreements between Head Lessee or the applicable Borrower described on Schedule 6 attached hereto, pursuant to which Intrawest or an Affiliate of Intrawest leases a portion of each such Individual Property.

“Intrawest Tenant” shall mean any tenant under a Master Lease which is Intrawest or an Affiliate of Intrawest.

“Investors” shall have the meaning set forth in Section 8.24.

“ITA” shall have the meaning set forth in section 2.6(a).

“ITW Interim Lease” and “ITW Interim Leases” shall mean, collectively or individually, as the context may require, those certain Lease Agreements entered into by Head Lessee or the applicable Borrower described on Schedule 5 attached hereto, pursuant to which Intrawest or an Affiliate of Intrawest leases a portion of each such Individual Property.

“Lead Based Paint” shall have the meaning set forth in Section 4.27(f).

“Lead Based Paint Report” shall have the meaning set forth in Section 4.27(i).

“Lease” shall mean any of the ITW Interim Leases, the Intrawest Leases, any other lease (including, without limitation, any oil, gas and mineral lease), license, concession and occupancy agreement of all or any part of the Individual Properties or the Improvements, whether written or oral, now or hereafter entered into, and all amendments, modifications or other agreements relating thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the Tenant thereunder.

“Lender” shall mean Congress Financial Corporation (Canada), together with its successors and assigns.

“Loan” shall mean the loan in the original principal amount of Twenty-Six Million Six Hundred Thousand and No/100 Canadian Dollars ($26,600,000 (Canadian Dollars)) made by Lender to Borrowers pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Debentures, the Environmental Indemnity Agreement, the Indemnity and Guaranty Agreement and any other document pertaining to the Individual Properties as well as all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Lockbox Account” and “Lockbox Accounts” shall have the meaning set forth in Section 4.19.

“Lockbox Agreement” and “Lockbox Agreements” shall mean individually or collectively, as the context may require, those certain Blocked Account Agreements dated as of the date hereof among Head Lessee, Borrowers, Lender, Property Manager and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Lockbox Bank” shall mean an Eligible Bank acting as the “clearing bank” under the Lockbox Agreements. Lockbox Bank shall be The Bank of Nova Scotia for so long as The Bank of Nova Scotia is an Eligible Bank.

“Maintenance Program” shall have the meaning set forth in Section 4.27(h).

“Major Assessments” shall have the meaning set forth in Section 5.3.

“Management Agreement” shall have the meaning set forth in Section 3.20.

“Master Lease” and “Master Leases” shall mean collectively or individually, as the context may require, the ITW Interim Leases and the Intrawest Leases.

“Net Capital Proceeds” shall have the meaning set forth in the Standstill Agreements.

“Net Operating Income” shall mean, with respect to a prior twelve (12) month period, the amount obtained by subtracting Operating Expenses from Operating Income with respect to the properties.

“No-Downgrade Confirmation” shall have the meaning set forth in Section 4.5(a)(8).

“Nominee” and “Nominees” shall mean collectively, and individually, as the context may require, US Canadian Property Alpha Blue Mountain Nominee Corp. and US Canadian Property Alpha Whistler Nominee Corp., each a corporation incorporated under the laws of the Province of British Columbia, together with their respective successors and assigns.

“Non-Consolidation Opinion” shall have the meaning set forth in Section 3.1.

“Note” shall have the meaning set forth in Section 2.3.

“O&M Plan” shall have the meaning set forth in Section 4.27(i).

“Operating Expenses” shall mean, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Individual Properties, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, all Real Property Taxes, Personal Property Taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Individual Properties or part thereof, the management fees paid under the Management Agreement, leasing commissions, legal costs and bad debt provisions, but specifically excluding depreciation and amortization, income taxes,

Debt Service, any incentive management fees due under the Management Agreement, and any item of expense that in accordance with GAAP should be capitalized.

“Operating Income” shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Individual Properties from whatever source, including, but not limited to, the rentals, percentage rent, additional rental and all other revenues and payments from tenants including any payments received under the ITW Interim Leases, including without limitation, amounts paid for parking and the amounts in respect of Operating Expenses, Real Property Taxes and Personal Property Taxes, utility charges, escalations, forfeited security deposits, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by the Borrowers to any governmental authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, insurance proceeds (other than business interruption or other loss of income insurance), awards, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy (whose lease has not been affirmed), interest on credit accounts, service fees or charges and non-recurring or extraordinary income.

“Participations” shall have the meaning set forth in Section 8.24.

“Payment Reserve” shall have the meaning set forth in Section 5.2(a).

“Permitted CNL Loan” and “Permitted CNL Loans” shall have the meaning set forth in Section 4.7(b).

“Permitted Encumbrances” shall have the meaning set forth in Section 3.2.

“Permitted Intrawest Loan” and “Permitted Intrawest Loans” shall have the meaning set forth in Section 4.7(b).

“Permitted Junior Mortgage Loan” shall have the meaning set forth in Section 4.7(a).

“Permitted Mezzanine Borrower” shall mean any entity that owns a direct or indirect interest in the Corporate Beneficiaries and/or any entity that owns a direct or indirect interest in the Trust Beneficiary, provided that in no event shall a Permitted Mezzanine Borrower be an SPE Party.

“Permitted Mezzanine Loan” shall have the meaning set forth in Section 4.7(a).

“Permitted Second Lender” shall mean an entity reasonably acceptable to Lender and the Rating Agencies in all respects that is a real estate investment trust, bank, chartered bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan which in each case (i) has total assets (in name or under management) in excess of $850,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $325,000,000, and (ii) is regularly engaged in making or owning mezzanine and mortgage loans.

“Permitted Subordinate Loan” shall have the meaning set forth in Section 4.7(a).

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, custodian, estate, trust, unincorporated association, any other entity, any federal, provincial or municipal government or any bureau, department or agency thereof and any fiduciary or nominee acting in such capacity on behalf of any of the foregoing.

“Personal Property Taxes” means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, legislative or otherwise, which are from time to time levied, imposed or assessed against any personal property at the Individual Properties (but excluding income or profits taxes upon the income of any Person to the extent that such taxes are not levied, imposed or assigned in lieu of taxes against any personal property at the Individual Properties).

“Premises” shall have the meaning given such term in the Debenture.

“Rating Agency” shall have the meaning set forth in Section 8.24.

“Rating Criteria” with respect to any Person, shall mean that (i) the short-term unsecured debt obligations of such Person are rated at least “A-l” by S&P and, if rated by another Rating Agency, are rated in an equivalent category by such other Rating Agency, if deposits are held by such Person for a period of less than 30 days, or (ii) the long term unsecured debt obligations of such Person are rated at least “AA-” by S&P and, if rated by another Rating Agency, are rated in an equivalent category by such other Rating Agency, if deposits are held by such person for a period of 30 days or more.

“Real Property Taxes” means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, legislative, parliamentary or otherwise, which are from time to time levied, imposed or assessed against any land attributable to, and any buildings or other improvements in, the Individual Properties or any of its component parts or the operation thereof and including those levied, imposed or assessed thereon for education, schools, utilities and local improvements or in respect of any occupancy or use thereof (but excluding taxes in respect of the income, capital or place of business of, or otherwise personal to, the Borrowers) and including any applicable commercial concentration levies.

“Rent Roll” shall have the meaning set forth in Section 3.18.

“Rents and Profits” shall mean all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits of the Individual Properties or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Leases or any of the General Intangibles (as defined in the Debentures).

“Reserves” shall have the meaning set forth in Section 5.1(a).

“Sale” shall have the meaning set forth in Section 4.9(b).

“Secondary Market Transaction” shall have the meaning set forth in Section 8.23.

“Securities” shall have the meaning set forth in Section 8.24.

“Securitization Vehicle” shall have the meaning set forth in Section 2.6(a).

“Severed Loan Documents” shall have the meaning set forth in Section 7.1(c).

“Significant Party” and “Significant Parties” shall mean collectively and individually, as the context may require, the SPE Parties and Indemnitor.

“SPE” or “Single Purpose Entity” shall have the meaning set forth in Section 4.29.

“SPE Corporation” shall have the meaning set forth in Section 4.29(a).

“SPE Delaware Trust” shall have the meaning set forth in Section 4.29(e).

“SPE Equity Owner” shall have the meaning set forth in Section 4.29.

“SPE Member” shall have the meaning set forth in Section 4.29(c).

“SPE Party” and “SPE Parties” shall mean collectively and individually, as the context may require, the Borrower Parties and Head Lessee.

“SPE Trust” shall have the meaning set forth in Section 4.29(d).

“Standstill Agreements” shall mean (i) that certain Subordination and Standstill Agreement dated as of the date hereof between Intrawest Resorts, Inc., and Lender, and (ii) that certain Subordination and Standstill Agreement dated as of the date hereof between CNL Income Partners, LP, and Lender, as each of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Tax” or “Taxes” means all sales, goods and services, value-added, excise, income, capital and other taxes, assessments, levies, imposts, duties, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the government of any jurisdiction or by any authority or agency therein or thereof as of the date of this Loan Agreement or at any time in the future, and all penalties, interest and other payments on or in respect thereof.

“Tenant” shall mean each tenant, lessee or licensee under any Lease.

“Toxic Mold” shall have the meaning set forth in Section 4.27(a).

“Trigger Event” shall mean a Default Trigger Event and/or a DSCR Trigger Event.

“Trust” shall mean US Canadian Property Trust Alpha, a trust formed under the laws of the Island of Jersey.

“Trust Beneficiary” shall mean CNL Retail SPE Trust, a Delaware business trust, and a beneficiary of the Trust.

“Trust Borrower” shall mean R&H US Canadian Property Limited, a limited company incorporated under the Companies (Jersey) Law 1991, solely in its capacity as trustee of the Trust, together with its successors and assigns.

“Trustee” shall mean R&H US Canadian Property Limited, a limited company incorporated under the Companies (Jersey) Law 1991, together with its successors and assigns.

“Whistler Debenture” shall mean that certain first priority Debenture dated as of the date hereof, executed and delivered by Whistler Borrower as security for the Loan and encumbering the Whistler Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Whistler Head Lease” shall mean that certain Master Lease Agreement dated as of the date hereof among Whistler Mountain Resort Limited Partnership, as landlord, and Head Lessee, as the tenant, which Master Lease Agreement has been assigned by Whistler Mountain Resort Limited Partnership to the Trust Borrower and assumed by the Trust Borrower as landlord, and which Master Lease Agreement affects the Whistler Property.

“Whistler Property” shall mean the “Property” as defined in the Whistler Debenture.

“Withholding Taxes” shall have the meaning set forth in section 2.6(a).

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

THE LOAN

Section 2.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrowers and Borrowers shall accept the Loan from Lender on the Closing Date.

Section 2.2 Single Disbursement to Borrower. Borrowers shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

Section 2.3 The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Twenty-Six Million, Six Hundred Thousand and No/100 Canadian Dollars ($26,600,000.00 (Canadian)) executed by Borrowers and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

Section 2.4 Use of Proceeds. Borrowers shall use proceeds of the Loan to (i) purchase the Individual Properties, (ii) deposit the Reserves, (if any), (iii) pay costs and expenses incurred in connection with the closing of the Loan and the acquisition of the Individual Properties, as approved by Lender, (iv) fund any working capital requirements of the Individual Properties, as approved by Lender and (v) retain the balance, if any.

Section 2.5 Intentionally Omitted.

Section 2.6 Withholding Taxes.

(a) Congress Financial Corporation (Canada) hereby represents and warrants that it is a corporation incorporated under the laws of the Province of Ontario, Canada. Based upon and in reliance on the foregoing representation and warranty, Borrowers represent and warrant that as of the date hereof Borrowers are not required to withhold and remit any amount from any payments made to the Lender under the Note or the other Loan Documents on account of any Taxes imposed or levied by or on behalf of the government of any jurisdiction or by any authority or agency therein or thereof (“Withholding Taxes”). Lender agrees that, notwithstanding any provision in this Agreement or the other Loan Documents to the contrary (and provided no Event of Default exists and remains uncured), during the term of the Loan it shall not assign or transfer all or any portion of the Loan or the Loan Documents to any Person that is not a resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada), as amended from time to time (the “ITA”); provided, however, that in connection with a securitization of the Loan, Lender may assign and/or transfer all or any portion of the Loan or the Loan Documents to any Person (a “Securitization Vehicle”) acting on behalf of any investors, participants or purchasers of all or any portion of the Loan (any or all of which investors, participants or purchasers may not be resident in Canada for the purposes of Part XIII of the ITA). Prior to the first Monthly Payment Date hereunder, Congress Financial Corporation (Canada) agrees to provide to Borrowers a United States Internal Revenue Service Form W-8BEN or W-8EXP, or other similar, applicable or successor exemption form, certificate or document prescribed by the United States Internal Revenue Service (a “Form W-8”). In the event Lender assigns or transfers the Loan, Lender shall cause each assignee or transferee (i) if the assignment or transfer takes place at a time when no Event of Default exists and remains uncured, to certify that such assignee or transferee is a resident of Canada for purposes of Part XIII of the ITA and that it will comply with any withholding obligations under the ITA with respect to payments made under the Note or the other Loan Documents to Lender or to any person on behalf of whom Lender holds all or any part of the Note or other Loan Documents; provided, however, that if Lender assigns or transfers all or any portion of the Loan to a Securitization Vehicle, such Securitization Vehicle shall only be required to make such certifications with respect to such Securitization Vehicle and such certifications shall not be required from any investors, participants or purchasers of all or any portion of the Loan; and (ii)

to deliver to Borrowers in respect of each assignee or transferee properly treated as a holder of an interest in the Loan for the purpose of the Internal Revenue Code a Form W-8; provided, however, that if Lender assigns or transfers all or any portion of the Loan to a Securitization Vehicle, Lender shall only be required to cause the Securitization Vehicle to deliver to Borrowers for the purpose of the Internal Revenue Code a Form W-8 with respect to such Securitization Vehicle only, and Lender shall not be required to cause any investors, participants or purchasers of all or any portion of the Loan to deliver to Borrowers any Form W-8.

(b) Any and all payments by or on behalf of the Borrowers hereunder or under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future Withholding Taxes (excluding, for greater certainty, Taxes imposed on or measured by the net income, profits, gains or capital of Lender) unless such Taxes are required by law or the administration thereof to be deducted or withheld. If a Borrower shall be required by law to deduct any Withholding Taxes from or in respect of any sum payable hereunder or under any other Loan Documents (excluding, for greater certainty, Taxes imposed on or measured by the net income, profits, gains or capital of Lender) (i) the sum payable hereunder shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.6(b)), Lender shall receive an amount equal to the sum it would have received had no such withholdings or deductions been made; (ii) the Borrowers shall make such deductions; and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law; provided that no increase shall be required to be made under Section 2.6(b)(i) in respect of Withholding Taxes imposed under the ITA in respect of any amounts paid to or for the account of a person that is a non-resident of Canada for the purposes of Part XIII of the ITA and that acquired its interest hereunder at a time when no Event of Default existed and remained uncured (any such increase to which the Lender is entitled to be referred to in Section 2.6 as the “Gross-Up Amount”). Within thirty (30) days after the date of any payment of Withholding Taxes Borrowers shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(c) Borrowers shall indemnify within ten (10) days of demand therefor Lender for the full amount of any Withholding Taxes with respect to which the Lender would be entitled to a Gross-Up Amount paid or payable by Lender that have not been deducted, withheld, remitted or paid by Borrower as required by Section 2.6(b), and any liability (including Taxes, penalties, interest and expenses) arising therefrom or with respect thereto.

(d) If Borrowers are required to increase the amount of any payment to be made under this Loan Agreement pursuant to Section 2.6(b) or indemnify Lender pursuant to Section 2.6(c) and Lender has received or been granted a credit against, a deduction or remission for, or a refund or a repayment of, Taxes, then, if and to the extent that such credit, deduction, remission, refund or repayment is in respect of or calculated with reference to the Taxes that gave rise to such increase or indemnity, Lender shall pay to Borrowers such amount in respect of the after-tax value of such credit, deduction, remission, refund or repayment as is attributable to Lender’s actual use and benefit from such Taxes.

(e) The provisions of this Section 2.6 shall survive the termination of this Loan Agreement and the repayment of all amounts owing under the Loan Agreement.

Section 2.7 Change in Law

(a) If as a result of any change in or amendment to the laws (or to any rules or regulations promulgated thereunder) of the United States of America or Canada or any political subdivision or taxing authority thereof or therein affecting taxation, or of the Income Tax Convention between the United States of America and Canada, or any change in the official application or interpretation of such laws, treaties, regulations or rulings, Borrowers and Lender shall have determined, in the good faith opinion of a responsible officer of both of the Borrowers and Lender, that the Borrowers shall be required to withhold or deduct any Taxes from or in respect of any sums payable under this Agreement or the other Loan Documents in accordance with Section 2.6(b) above, then the Borrowers shall have the right, at their option, at any time within one hundred eighty (180) days beginning ninety (90) days prior to the first such required deduction, to prepay all (but not less than all) of the Loan, upon not less than thirty (30) nor more than sixty (60) days’ prior written notice of the date and the amount of such prepayment to the Lender, at the principal amount thereof, together with accrued interest thereon to the date fixed for prepayment but without any Yield Maintenance Premium (as defined in the Note) or other prepayment fee, provided, however, that this paragraph shall not relieve the Borrower to any extent of any obligation with respect to payments under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWERS

Borrowers, each for itself and its successors and assigns, do hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

Section 3.1 Organization; Special Purpose. Each Nominee has been duly incorporated and is validly existing and in good standing under the laws of the Province of British Columbia, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. The Trustee has been duly incorporated and is validly existing and in good standing under the laws of the Island of Jersey, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. The Trust has been validly created and is existing under the laws of the Island of Jersey. Each Corporate Beneficiary has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, U.S. A, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its assets and to transact the business in which it is now engaged. Trust Beneficiary has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, U.S.A, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its assets and to transact the business in which it is now engaged. Each Enforcer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, U.S.A, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its assets and to transact the business in which it is now engaged. The Head Lessee has been duly incorporated and is validly existing and in good standing under the laws of the Province of British Columbia, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each SPE Party is duly qualified or licensed to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, assets, business and operations. Each SPE Party possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted. Each SPE Party is a Single-Purpose Entity in compliance with the provisions of Section 4.29 hereof. All of the assumptions made in the Closing Date Non-Consolidation Opinion, and any subsequent non-consolidation opinions delivered in accordance with the terms and conditions of this Agreement (the Closing Date Non-Consolidation Opinion and any subsequent non-consolidation opinions are collectively referred to as the “Non-Consolidation Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all respects.

Section 3.2 Title. Each Nominee is the registered owner of, and the Trust Borrower is the beneficial owner of, good, marketable and indefeasible fee simple title to the Individual Property that it owns, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policies insuring the lien of the related Debenture delivered as of the date hereof which Lender has agreed to accept, excepting therefrom all preprinted and/or standard exceptions (such items being the “Permitted Encumbrances”), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Individual Property that it owns in the manner and form hereby done or intended. Each Borrower will preserve its interest in and title to the Individual Property that it owns and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. There are no security agreements or financing statements affecting all or any portion of any Individual Property other than (i) as disclosed in writing by Borrowers to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender. There are no claims for payment for work, labor or materials affecting any of the Individual Properties which are or may become a lien prior to, or of equal priority with, the liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Debentures, materially and adversely affect the value of the Individual Properties, impair the use or operations of the Individual Properties or impair any Borrower’s ability to pay its obligations in a timely manner. The foregoing warranty of title shall survive the foreclosure of any Debenture and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the related Individual Property pursuant to any foreclosure.

Section 3.3 No Bankruptcy Filing. No bankruptcy, insolvency proceedings or liquidation of all or a substantial portion of any of the Individual Properties is pending or contemplated by (a) any Significant Party, or any trustee, general partner, manager, sole member, managing member or majority owner (excluding a majority owner or principal of CNL Properties, Inc.) of any Significant Party (collectively, the “CNL Affiliates”, each a “CNL Affiliate”) or (b) by Intrawest, Whistler Mountain Resort Limited Partnership or any Intrawest Tenant (collectively, the “Intrawest Entities”, each an “Intrawest Entity”), or any general partner, sole member, managing member or majority owner (excluding a majority owner of Intrawest

Corporation) of any Intrawest Entity, or, to the best knowledge of Borrowers, against any CNL Affiliate or any Intrawest Entity, or any general partner, sole member, managing member or majority owner of any Intrawest Entity. No petition in bankruptcy has been filed against any CNL Affiliate or any Intrawest Entity, and none of the foregoing has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

Section 3.4 Full and Accurate Disclosure. No statement of fact made by any of the Borrowers in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, might adversely affect, the Individual Properties or the business, operations or condition (financial or otherwise) of any of the CNL Affiliates or Intrawest Entities. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the CNL Affiliates or Intrawest Entities and the Individual Properties (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition of the CNL Affiliates or Intrawest Entities, as the case may be, and the Individual Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with generally accepted accounting principals consistently applied throughout the periods covered, except as disclosed therein. None of the SPE Parties have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any CNL Affiliate or Intrawest Entity or any of the Individual Properties from that set forth in said financial statements.

Section 3.5 Proceedings; Enforceability. The execution, delivery and performance of this Agreement, the Note and all of the other Loan Documents has been duly authorized by all necessary action to be, and are, binding and enforceable against the Borrowers in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will the same constitute a default) under the partnership agreement, articles of incorporation, operating agreement, trust agreement, by-laws or other organizational documents of any Borrower or any contract or agreement of any nature to which any Borrower is a party or by which any Borrower or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which any Borrower is subject. The Loan Documents are not subject to, and Borrowers have not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.

Section 3.6 No Conflicts. No Borrower is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the other Loan Documents which has not been so obtained or filed. Borrowers have obtained or made all necessary (i) consents, approvals and authorizations and registrations and filings of or with all governmental authorities or agencies and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors, beneficiaries and other non-governmental persons and/or entities, in each case, which are required to be obtained or made by Borrowers in connection with the execution and delivery of, and the performance by Borrowers of their respective obligations under, the Loan Documents.

Section 3.7 Intentionally Omitted.

Section 3.8 Taxes. Each Significant Party has filed all federal, state, provincial and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all federal, state, provincial and local taxes, charges and assessments payable by any Significant Party and any general partner or managing member as of the date hereof. Each Significant Party believe that their respective tax returns properly reflect the income and taxes of such Significant Party for the periods covered thereby, subject only to reasonable adjustments required by the Canada Revenue Agency or other applicable tax authority upon audit. All of the Borrowers and the Individual Properties are free from any past due obligations for sales and payroll taxes.

Section 3.9 Intentionally Omitted.

Section 3.10 Intentionally Omitted.

Section 3.11 Intentionally Omitted.

Section 3.12 Property Compliance. Except as disclosed in the Engineering Reports or in any zoning letter delivered to Lender prior to the date hereof, each of the Individual Properties and the Improvements and the current intended use thereof by the related Borrowers comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any provincial, federal or municipal authorities having or claiming jurisdiction over the Individual Property. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of any Borrower, threatened with respect to the zoning of the Individual Properties. To the extent that compliance with any zoning ordinances, planned unit development agreements, other land use regulations or any certifications, permits, licenses, approvals or requirements applicable to each Individual Property and required for the legal use, occupancy or operation thereof, or any right to construct, use or operate any of the Individual Properties, is in any way dependent Borrower possessing rights in or to, or is dependant upon any restrictions against, any property other than such Individual Property, Borrowers have obtained all such rights and restrictions over or in connection with such other property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property have been obtained and are in full force and effect.

Section 3.13 Utilities. All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Individual Properties and the Improvements located thereon for their intended purposes are available to each Individual Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Lender. The Individual Properties are free from delinquent water charges, sewer rents, taxes and assessments.

Section 3.14 Public Access. All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Individual Properties are and the Improvements located thereon have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Individual Properties and the Improvements located thereon without further condition or cost to any Borrower. All curb cuts, driveways and traffic signals shown on the condominium or strata maps delivered to Lender prior to the execution and delivery of this Agreement are existing and have been fully approved by the appropriate governmental authority.

Section 3.15 Litigation; Agreements. There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting any CNL Affiliate or Intrawest Entity (or, if any CNL Affiliate or Intrawest Entity is a partnership or a limited liability company, any of its general partners or members) or any Individual Properties which, if adversely determined, would materially impair any Individual Properties’ or any CNL Affiliate’s or Intrawest Entity’s ability to perform the covenants or obligations required to be performed under the Loan Documents, the Head Lease or the Master Leases, as applicable. None of CNL Affiliate or Intrawest Entity is a party to any agreement or instrument or subject to any restriction which might adversely affect any Individual Property, or any Borrowers’, Head Lessee’s, Intrawest Tenant’s, Intrawest’s or Indemnitor’s business, properties, operations or condition, financial or otherwise. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Individual Property is bound.

Section 3.16 Physical Condition. As of the date of this Agreement, (a) the Individual Properties are free from unrepaired damage caused by fire, flood, accident or other casualty, (b) no part of any Individual Property or the Improvements has been taken in condemnation, expropriation or like proceeding nor is any such proceeding pending or, to Borrower’s knowledge and belief, threatened or contemplated, (c) except as may otherwise be disclosed in the Engineering Report, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto, and (d) except as may otherwise be disclosed in the Engineering Report, all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

Section 3.17 Contracts. Borrowers have delivered to Lender true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof. Each Contract constitutes the legal, valid and binding obligation of the Borrower that is a party thereto and, to the best of such Borrower’s knowledge and belief, is enforceable against any other party thereto. No default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on a Borrower or any Individual Property. No Contract provides any party with the right to obtain a lien or encumbrance upon the related Individual Property superior to the lien of the related Debenture or Debenture. All Contracts affecting the Individual Properties have been entered into at arms-length in the ordinary course of the related Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

Section 3.18 Leases. Borrowers have delivered (i) a true, correct and complete schedule (the “Rent Roll”) of all Leases affecting each of the Individual Properties as of the date hereof, which Rent Roll is attached hereto as Schedule 7 and which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease and (ii) true, correct and complete copies of all Leases described in each Rent Roll. Each Lease constitutes the legal, valid and binding obligation of the related Borrower or the Head Lessee, as applicable, and, to the best of each Borrower’s knowledge and belief, is enforceable against the Tenant thereunder. No default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on the Head Lessee, any Borrower or the Individual Properties. No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised except as set forth in any Tenant’s estoppel. All security deposits required under such Leases have been fully funded and are held by Borrower in a separate segregated account or as otherwise required by applicable law. All work to be performed by a Borrower or the Head Lessee, as applicable, under the Leases has been substantially performed, all contributions to be made by a Borrower or the Head Lessee, as applicable, to the Tenants thereunder have been made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied except as set forth in any Tenant’s estoppel. Each Tenant under a Lease has entered into occupancy of the demised premises except as set forth in any Tenant’s estoppel. To the best of Borrower’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors. No Lease provides any party with the right to obtain a lien or encumbrance upon the subject Individual Properties superior to the lien of the related Debenture.

Section 3.19 Intentionally Omitted.

Section 3.20 Management Agreement. Each property management agreement relating to an Individual Property (individually and collectively, the “Management Agreement”) is in full force and effect and to the best of each Borrower’s knowledge, there is no default, breach or violation existing thereunder by any party thereto beyond the expiration of applicable notice and grace periods thereunder and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The fee due under each Management Agreement, and the terms and provisions of each Management Agreement, are subordinate to the related Debenture.

Section 3.21 Fraudulent Transfer. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrowers’ assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrowers’ total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted. Borrowers do not intend to, and does not believe that they will, incur debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrowers).

Section 3.22 Intentionally Omitted.

Section 3.23 Condominium Documents. Set forth on Schedule 2 attached hereto are all of the Condominium Documents affecting the Individual Properties. The Condominium Documents are in full force and effect and, except as disclosed in the estoppels or the applicable condominium Act certificates delivered with respect thereto, there is no default, breach or violation beyond the expiration of applicable notice and cure periods existing thereunder by any Borrower, or to the best of each Borrower’s knowledge, no other party is in material default thereunder beyond the expiration of applicable notice and cure periods existing thereunder, and to the best of each Borrower’s knowledge, no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by Borrower thereunder. To the best of each Borrower’s knowledge, the Condominium Documents that affect the Individual Property that such Borrower owns are in full compliance with all applicable municipal, provincial and federal laws, rules and regulations which effect the establishment and maintenance of condominiums or strata, as applicable, in the applicable provinces (collectively, the “Condominium Law”) relating to condominiums or strata. No assessments payable by any Borrower under any Condominium Documents are past due as of the date hereof.

Section 3.24 Master Leases.

(a) ITW Interim Leases. Each of the ITW Interim Leases has a term of no less than ten (10) years from the date hereof (provided that such ITW Interim Lease may be terminated after four (4) years provided the conditions set forth in Section 4.8(e) are satisfied), the Tenant under each ITW Interim Lease is either Intrawest or an Affiliate of Intrawest and the obligations of such Affiliate under the ITW Interim Lease is guaranteed by Intrawest pursuant to a lease indemnity agreement in a form approved by Lender.

(b) Intrawest Leases. Each of the Intrawest Leases has a remaining term of no less than fifteen (15) years from the date hereof and the Tenant under each Intrawest Lease is Intrawest or an Affiliate of Intrawest.

Section 3.25 Head Leases.

(a) The Head Leases are subordinate to the Debentures and are terminable by Lender upon an Event of Default, a foreclosure of the Debentures or a deed in lieu of foreclosure. In addition, the Head Leases may not be canceled, terminated, surrendered or amended without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.

(b) As of the date hereof, the Head Leases are in full force and effect and no default has occurred under any of the Head Leases and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of any of the Head Leases.

(c) Under the terms of the Head Leases, any insurance and condemnation proceeds will be applied in accordance with this Agreement. In addition, the Head Lessee has agreed to perform its obligations under the Head Lease in accordance with the terms and provisions of the Loan Documents and not to take any actions which would result in a Default or Event of Default hereunder.

Section 3.26 Survival. All of the representations and warranties in this Article III and elsewhere in the Loan Documents are made as of the date hereof and (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE IV

COVENANTS OF BORROWERS

For so long as the Debt or any part thereof remains unpaid, Borrowers covenant and agree as follows:

Section 4.1 Defense of Title. If, while any Debenture is in force, any of the Individual Properties or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Borrowers, at Borrowers’ expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Lender, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Lender determines that Borrowers are not adequately performing their obligations under this Section, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Lender until actually paid by Borrowers, shall be immediately paid by Borrowers on demand and shall be secured by the Debentures and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

Section 4.2 Performance of Obligations. Borrowers shall pay when due the principal of, and the interest on, the Debt in accordance with the terms of the Note. Borrowers shall also pay all charges, fees and other sums required to be paid by Borrowers as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Borrowers set forth in the Loan Documents in accordance with their terms. Further, Borrowers shall, and shall cause the Head Lessee to, promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Borrowers or Head Lessee in connection with any other document or instrument affecting title to any Individual Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to the related Debenture.

Section 4.3 Insurance. Borrowers shall, at Borrowers’ expense, maintain, or cause to be maintained, in force and effect for the Borrowers and with respect to each of the Individual Properties at all times while the Loan is outstanding the following insurance:

(a) Insurance against loss or damage to the Individual Property by fire, lightning, windstorm, tornado, flood (if requested by Lender), hail, riot and civil commotion, vandalism, malicious mischief, burglary and theft and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk” or “special causes of loss” type of insurance policy. The amount of such insurance for each Individual Property shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements at such Individual Property (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender’s election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. “Full replacement cost,” as used herein and elsewhere in this Section 4.3, means, with respect to the Improvements on each Individual Property, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Each Borrower shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included at such Individual Property and owned by the related Borrower from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender’s approval. The maximum deductible for each Individual Property shall be US$100,000.00. In addition, if insurance for terrorist acts becomes available in Canada on commercially reasonable terms and if it becomes the industry norm in Canada for lenders to require borrowers to obtain and maintain terrorism insurance in connection with mortgage loans, then, upon written notice from Lender, Borrowers agree to obtain (within 30 days of such notice) and maintain during the remaining term of the Loan such terrorism insurance in amounts and from insurance companies reasonable acceptable to Lender.

(b) If the “all-risk” or “special causes of loss” policy required in subsection (a) above excludes coverage for wind damage, the Borrowers shall maintain separate coverage for such risk.

(c) Ordinance and law insurance is required if the Individual Property is “non-conforming” with respect to any zoning requirements. Borrowers shall maintain “Coverage A” against loss on value to the undamaged portion of the Improvements for the full replacement cost of the Improvements. Borrowers shall also maintain “Coverage B” against the cost of demolition in an amount equal to ten percent (10%) of the total value of the Improvements and “Coverage C” against increased cost of reconstruction in an amount equal to twenty percent (20%) of the total value of the Improvements. The maximum deductible for each Individual Property shall be US$100,000.00.

(d) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Individual Properties or the Improvements in amounts not less than US$1,000,000.00 per occurrence and US$2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than US$25,000,000. Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrowers and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances. The maximum deductible for each Individual Property shall be US$10,000.00.

(e) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at any Property. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or US$2,000,000.00. If one or more large HVAC units is in operation at any Property, “Systems Breakdowns” coverage shall be required, as determined by Lender. Minimum liability coverage per accident must equal the value of such unit(s). If available, a minimum of eighteen (18) months general business income coverage specifically relating to boiler and machinery damage shall be required. The maximum deductible for each Individual Property shall be US$50,000.00. Co-insurance is prohibited.

(f) During the period of any construction, renovation or alteration of the existing Improvements at an Individual Property which exceeds the lesser of ten percent (10%) of the principal amount of the Allocated Loan Amount for such Individual Property or US$500,000, at Lender’s request, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Lender, may be required. During the period of any construction of any addition to the existing Improvements at an Individual Property, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Lender, shall be required. The maximum deductible for each Individual Property shall be US$100,000.00.

(g) When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the worker’s compensation laws of the province in which each Individual Property is located. Additionally, if a Borrower has direct employees, Hired and Non-Owned Auto Insurance is required in an amount equal to US$1,000,000 per occurrence.

(h) In addition to the specific risk coverages required herein, general business income (loss of rents) insurance in amounts sufficient to compensate Borrower for all Rents and Profits or income at each Individual Property during a period of not less than twelve (12) months. The “actual loss” amount of coverage shall be adjusted annually to reflect the greater of (i) estimated Rents and Profits or income payable at each Individual Property during the succeeding twelve (12) month period or (ii) the projected operating expenses, capital expenses and debt service for the Individual Property as approved by Lender in its sole discretion. Additionally, Lender, in its sole discretion, may require an “Extended Period of Indemnity” endorsement for an additional six (6) months to allow for re-leasing of the affected Individual Property. The maximum deductible for each Individual Property shall be US$100,000.00.

(i) Such other insurance on all or any of the Individual Properties or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be with insurers fully licensed and authorized to do business in the province within which the Individual Property is located and who have and maintain a rating of at least (A) A or higher from Standard & Poors and (B) A-X or higher from A.M. Best, (ii) contain the complete address of the Individual Property (or a complete legal description), (iii) be for a term of at least one year, with premium prepaid, and (iv) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (v) include a standard, non-contributory, mortgagee clause naming EXACTLY:

Congress Financial Corporation (Canada)

its Successors and Assigns ATIMA

c/o Congress Financial Corporation (Canada), as Servicer

141 Adelaide Street West, Suite 1500

Toronto, Ontario M5H 3L9

(A) as an additional insured under all liability insurance policies, (B) as the first mortgagee on all property insurance policies and (C) as the loss payee on all loss of rents or loss of business income insurance policies.

Borrowers shall, as of the date hereof, deliver to Lender evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender. Borrowers shall renew all such insurance and deliver to Lender certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Borrowers further agree that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days’ prior written notice to Lender prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of any Borrower which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Lender; and (iv) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, each Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Individual Property or by any other action not relating to the Individual Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Individual Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect each Individual Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Lender’s applicable insurance requirements set forth in this Section 4.3. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to each Individual Property by Borrowers to Lender as further security for the Debt. In the event of foreclosure of any Debenture, or other transfer of title to any Individual Property in extinguishment in whole or in part of the Debt, all right, title and interest of the related Borrower or any other Borrower in and to all proceeds payable under such policies then in force concerning such Individual Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event any Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Agreement or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrowers shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrowers, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by the Debentures, Debentures and by all of the other Loan Documents securing all or any part of the Debt. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrowers to furnish such insurance. No Borrower shall obtain insurance for any Individual Property in addition to that required by Lender without the prior written consent of Lender which consent will not be unreasonably withheld provided that (i) Lender is a named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

Section 4.4 Payment of Taxes. Borrowers shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 5.3 hereof, all taxes and assessments which are or may become a lien on any Individual Property or which are assessed against or imposed upon any Individual Property. Borrowers shall furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, any Borrower may, in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Lender determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the related Individual Property or any part thereof or any interest of Lender therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, the Borrowers deposit in the Impound Account (as hereinafter defined) an amount determined by Lender to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Borrowers shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the related Individual Property may be sold, lost or forfeited.

Section 4.5 Casualty and Condemnation. Borrowers shall give Lender prompt written notice of (i) the occurrence of any casualty affecting any Individual Property or any portion thereof, (ii) the institution of any proceedings for expropriation or for the condemnation of any Individual Property or any portion thereof or (iii) any written notification threatening the institution of any proceedings for expropriation or for the condemnation of any Individual Property or any portion thereof or any written request to execute a deed in lieu of condemnation affecting any Individual Property or any portion thereof. All insurance proceeds on the Individual Properties, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of any Individual Property or for any damage or injury to it for any loss or diminution in value of any Individual Property, are hereby assigned to and shall be paid to Lender. To the extent permitted under the applicable Condominium Documents, Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Lender is hereby authorized, in its own name or in the related Borrower’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and the related Borrower shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that, so long as no Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a “Default”), Lender shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the Allocated Loan Amount for the affected Individual Property and (ii) $[1,000,000 (Canadian)]. Lender shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(a) In the event that a casualty or condemnation occurs at any Individual Property and either (i) the Condominium Documents (provided such Condominium Documents have priority over the applicable Debenture) with respect to such Individual Property require that such Individual Property be repaired or restored, or (ii) fifteen percent (15%) or less, in the case of condemnation, or forty percent (40%) or less, in the case of casualty, of the fair market value or net rentable square footage of the Improvements located on the affected Individual Property have been taken or destroyed, then if and so long as:

(1) no Default or Event of Default has occurred hereunder or under any of the other Loan Documents, and

(2) the affected Individual Property can, in Lender’s judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (A) nine (9) months after the receipt of insurance proceeds or condemnation awards by either of the related Borrower or Lender but in any event prior to the expiration or lapse of rent loss or general business income necessary to satisfy current obligations of the Loan, and (B) six (6) months prior to the stated maturity date of the Note, and

(3) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the affected Individual Property as described in Section (a)(2) above, and

(4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Borrowers, the full amount of which shall, at Lender’s option, have been deposited with Lender) for such restoration or repair (including, without limitation, for any costs and expenses of Lender to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(5) the economic feasibility of the Improvements at the affected Individual Property after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the affected Individual Property and debt service on the Debt in full with the same debt service coverage ratio considered by Lender in its determination to make the loan secured hereby, and

(6) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the Allocated Loan Amount for the affected Individual Property and (ii) $1,000,000, Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, an appraisal report in form and substance satisfactory to Lender appraising the value of the affected Individual Property as proposed to be restored or repaired to be not less than the appraised value of the affected Individual Property considered by Lender in its determination to make the loan secured by the Debentures, and

(7) Borrower so elects by written notice delivered to Lender within five (5) days after settlement of the aforesaid insurance or condemnation claim, and

(8) Each Rating Agency (as hereinafter defined) shall have confirmed in writing (a “No-Downgrade Confirmation”) that restoration will not result in a qualification, downgrade or withdrawal of any ratings issued in connection with any Secondary Market Transaction (as hereinafter defined),

then, Lender shall, solely for the purposes of such restoration or repair advance, or Borrower shall cause any trustee appointed by the applicable Condominium Association, if applicable, to advance, so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Borrowers with Lender therefor, to the affected Borrower in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, subject to the terms and provisions of the applicable Condominium Documents, including, but not limited to, the prior approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its discretion, with any remainder being applied by Lender for payment of the Debt in whatever order Lender directs in its absolute sole discretion, or at the discretion of Lender, the same may be paid, either in whole or in part, to, or for the benefit of, Borrowers for such purposes as Lender shall designate in its discretion. In the event that the Condominium Documents applicable to such Individual Property permit an insurance trustee to hold and disburse the insurance proceeds for such restoration or repair, Borrower shall use its best efforts to cause the Condominium Association to deposit such insurance proceeds with Lender for the application of such proceeds to the restoration and repair of the Individual Property.

(b) In all other cases, namely, in the event that (i) (A) the Condominium Documents applicable to such Individual Property do not require that the Individual Property be repaired or restored (or such Condominium Documents are subordinate to the applicable Debenture) and (B) more than fifteen percent (15%), in the case of condemnation, or forty percent (40%), in the case of casualty, of the fair market value or net rentable square footage of the Improvements located on the affected Individual Property have been taken or destroyed, or (ii) the related Borrower does not elect to restore or repair the affected Individual Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Borrower shall notify the applicable Condominium Association to pay to Lender all insurance proceeds applicable to the affected Individual Property and Lender shall elect, in Lender’s absolute discretion and without regard to the adequacy of Lender’s security and upon obtaining consent of any Rating Agency, to do either of the following: (1) apply any sums received pursuant to this Section to the payment of the Debt in accordance with the following paragraph, with any remainder being paid to Borrowers, or (2) notwithstanding that the affected Borrower may have elected not to restore or repair the affected Individual Property pursuant to the provisions of Section 4.5(a) above, require the related Borrower to restore or repair the affected Individual Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Borrowers with Lender, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Lender to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Lender’s costs and expenses to be incurred in connection therewith, and for payment of principal and interest to become due and payable under the Note during such restoration or repair, the prior approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Lender for payment of the Debt in whatever order Lender directs in its absolute sole discretion, or at the discretion of Lender, the same may be paid, either in whole or in part, to, or for the benefit of, Borrowers for such purposes as Lender shall designate in its discretion. The failure of Borrower to comply with the provisions of this paragraph shall be an immediate Event of Default.

Any reduction in the Debt resulting from Lender’s application of any sums received by it hereunder shall take effect only when Lender actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Borrowers shall not be excused in the payment thereof. Partial payments received by Lender, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If an affected Borrower elects or Lender directs such Borrower to restore or repair the affected Individual Property after the occurrence of a casualty or partial taking of such Individual Property as provided above, such Borrower shall promptly and diligently, at Borrowers’ sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the affected Individual Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrowers shall pay to Lender all costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose; however, the foregoing proviso shall not affect Borrowers’ obligation to pay to Lender such costs and expenses if Lender is acting as the insurance trustee pursuant to the Condominium Documents and such Condominium Documents do not permit such insurance trustee to make the insurance proceeds available to Borrowers for such purpose. Borrowers, as applicable, agree to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. Lender is hereby irrevocably constituted and appointed the attorney-in-fact of each Borrower (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of any Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section and subject to the terms of the Condominium Documents applicable to such affected Individual Property, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

Section 4.6 Construction Liens. Borrowers shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for any of the Individual Properties or the Improvements located thereon; provided, however, that, Borrowers shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the affected Individual Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event any

Borrower shall contest any such claim or demand, the related Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful. If the related Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrowers, shall be immediately paid by Borrowers on demand and shall be secured by the Debentures and by all of the other Loan Documents securing all or any part of the Debt.

Section 4.7 Permitted Subordinate Debt Options.

(a) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents at any time subsequent to the earlier of (i) the occurrence of a Secondary Market Transaction including the Loan and (ii) the one (1) year anniversary of the date of this Agreement, Borrowers may elect upon thirty (30) days prior written notice to Lender, in addition to any Permitted CNL Loans or Permitted Intrawest Loans, to (y) permit a Permitted Mezzanine Borrower at any time during the term of the Loan to obtain a mezzanine loan (the “Permitted Mezzanine Loan”) from a Permitted Second Lender only and/or (z) obtain at any time during the term of the Loan, a subordinate mortgage loan secured by a subordinate lien on the Individual Properties, from a Permitted Second Lender (“Permitted Junior Mortgage Loan”; together with the Permitted Mezzanine Loan, referred to as the “Permitted Subordinate Loan”), in either case without Lender’s consent, upon satisfaction of the following conditions precedent: (1) no Event of Default shall have occurred and remain uncured; (2) the loan to value ratio, the numerator of which is the sum of (A) the Debt and (B) the principal amount of any and all Permitted Subordinate Loans, and the denominator of which is equal to the then combined current appraised values of the Individual Properties (based on updated appraisals obtained by Borrowers at Borrowers’ sole cost and expense and reasonably acceptable to Lender), shall be no greater than seventy percent (70%) (as determined by Lender); (3) the terms and conditions of the Permitted Subordinate Loan (and the related documentation) shall be satisfactory to a prudent lender acting reasonably and, if after a Secondary Market Transaction, Lender shall have received a No Downgrade Confirmation with respect to such Permitted Subordinate Loan (and the related documentation); (4) if such Permitted Subordinate Loan is a Permitted Mezzanine Loan, the Permitted Mezzanine Loan shall be secured solely by (A) a pledge and security interest in the shares in the Corporate Beneficiaries owned directly or indirectly by the Permitted Mezzanine Borrowers (but not in the direct interests of the Corporate Beneficiaries in the Trust) and/or the direct or indirect beneficial interests of the Permitted Mezzanine Borrowers in the Trust Beneficiary (but not in the direct interests of the Trust Beneficiary in the Trust) and (B) such other property of the Permitted Mezzanine Borrower that does not constitute security for the Loan or any other indebtedness or obligations of the Borrowers, and if such Permitted Subordinate Loan is a Permitted Junior Mortgage Loan, the Permitted Junior Mortgage Loan shall be secured solely by (A) a fully subordinated junior mortgage or deed of trust lien on the Individual Properties and (B) such other property of the Borrowers provided that such security is subordinate to any interest of Lender therein; (5) the Permitted Mezzanine Loan shall be subordinate in all respects to the Loan and shall be evidenced by loan documents which would be satisfactory to a prudent lender acting reasonably and the Rating Agencies; (6) Lender and Permitted Second Lender shall have executed an intercreditor agreement which shall be in form and substance satisfactory to a prudent lender acting reasonably and the Rating Agencies and which shall include a commercially reasonable standstill agreement from the Permitted Second Lender running to the benefit of Lender and its successors and assigns; (7) the DSCR calculated based on the aggregate outstanding principal amount of the Loan plus the Permitted Subordinate Loan shall equal or exceed 1.15:1.0; (8) with respect to a Permitted Mezzanine Loan, the organizational documents of the Permitted Mezzanine Borrowers shall satisfy all then existing Rating Agency criteria for a special purpose bankruptcy remote entity and shall otherwise be satisfactory to a prudent lender acting reasonably and the Rating Agencies; (9) if requested by Lender or as required by any Rating Agency, Borrowers shall execute and deliver any documents, instruments, agreements or opinions (including, without limitation, a new or updated insolvency opinions and/or any other opinions customary in connection with such transactions) each of which shall be satisfactory to a prudent lender acting reasonably and the Rating Agencies; (10) if requested by Lender or as required by any Rating Agency, Borrowers shall execute amendments to the Loan Documents, to reflect the existence of such Permitted Subordinate Loan, provided that any such amendments or agreements will not materially alter the payment terms set forth in this Agreement or the other Loan Documents or materially and adversely affect Borrowers or impose additional material obligations or liabilities upon Borrowers; (11) such Permitted Subordinate Loan shall not be cross-defaulted or cross-collateralized with any other properties or loans (other than the Individual Properties and this Loan); (12) if such Permitted Subordinate Loan is a variable rate loan, Borrower or the Permitted Mezzanine Borrowers, as the case may be, shall have provided to the Permitted Second Lender an interest rate cap agreement provided by a counterparty acceptable to Lender with a strike price determined by Lender such that the DSCR calculated based on the aggregate outstanding principal amount of the Loan plus the Permitted Subordinate Loan shall equal or exceed 1.15:1.0; (13) the term of the Permitted Subordinate Loan shall not extend beyond the maturity date of the Note; and (14) Borrowers shall pay or cause the Permitted Mezzanine Borrowers (if applicable) to pay all reasonable out of pocket costs and expenses (including reasonable attorneys’ fees) actually incurred by Lender, Servicer and the Rating Agencies in connection with this Section 4.7.

(b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the Trust Borrower may obtain at any time during the term of the Loan, subordinate loans from an Acceptable CNL Lender (individually a “Permitted CNL Loan” and collectively the “Permitted CNL Loans”) or an Acceptable Intrawest Lender (individually a “Permitted Intrawest Loan” and collectively the “Permitted Intrawest Loans”), in either case without Lender’s consent, upon satisfaction of the following conditions precedent: (1) no Event of Default shall have occurred and remain uncured; (2) each such Permitted CNL Loan or Permitted Intrawest Loan shall be secured, if at all, solely by a pledge and security interest in the direct or indirect interest of the shares in the Corporate Beneficiaries owned by the Permitted Mezzanine Borrowers (but not the direct interests of the Corporate Beneficiaries in the Trust) and/or the beneficial interests of the Permitted Mezzanine Borrowers in the Trust Beneficiary (but not the direct interests of the Trust Beneficiary in the Trust); (3) the terms and conditions of all such Permitted CNL Loans or Permitted Intrawest Loans (and the related documentation) shall include the following: at all times prior to the indefeasible payment and satisfaction in full of the Loan and all other obligations of the Borrowers under the Loan Documents (A) the lender of each such Permitted CNL Loan or Permitted Intrawest Loan shall at all times during the term of the Loan be an Acceptable CNL Lender or an Acceptable Intrawest Lender, respectively, (B)

all payments made to the lender under each such Permitted CNL Loan or Permitted Intrawest Loan shall be made solely out of Excess Cash Flow or Net Capital Proceeds from the Individual Properties, (C) each such Permitted CNL Loan or Permitted Intrawest Loan shall specifically state that they are fully subordinate to the Loan and the Loan Documents, (D) each such Permitted CNL Loan or Permitted Intrawest Loan shall be non-recourse to the Trust Borrower, other than with respect to the Excess Cash Flow and Net Capital Proceeds, if applicable, and (E) the sole remedy available to the Acceptable CNL Lender or Acceptable Intrawest Lender shall be a foreclosure of the pledge and security interest of the direct or indirect interest of the shares in the Corporate Beneficiaries owned by the Permitted Mezzanine Borrowers (but not the direct interests of the Corporate Beneficiaries in the Trust) and/or the beneficial interests of the Permitted Mezzanine Borrowers in the Trust Beneficiary (but not the direct interests of the Trust Beneficiary in the Trust); and (3) Lender and the applicable Acceptable CNL Lenders and Acceptable Intrawest Lenders shall have executed a subordination and standstill agreement in form and substance satisfactory to a prudent lender acting reasonably and the Rating Agencies.

Section 4.8 Leases.

(a) Borrowers covenant and agree that they shall not enter into, or permit Head Lessee to enter into, any Lease affecting the lesser of (x) ten percent (10%) of the gross leaseable area of the Improvements at any Individual Property and (y) 4,000 square feet or more of the related Individual Property or having a term often (10) years or more without the prior written approval of Lender, which approval shall not be unreasonably withheld. The request for approval of each such proposed new Lease shall be made to Lender in writing and shall state that, pursuant to the terms of this Agreement, failure to approve or disapprove such proposed Lease within fifteen (15) Business Days is deemed approval and Borrowers shall furnish to Lender (and any loan servicer specified from time to time by Lender): (i) such biographical and financial information about the proposed Tenant as Lender may require in conjunction with its review, (ii) a copy of the proposed form of Lease, and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Lender intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm’s-length Tenant; (ii) such Lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and Leases in the market area of the Individual Property for which such Lease approval is being requested; (iii) such Lease shall provide that the Tenant pays for its expenses; (iv) the rental shall be at least at the market rate then prevailing for similar properties and leases in the market areas of the Individual Property for which such Lease approval is being requested; and (v) such Lease shall contain subordination and attornment provisions in form and content acceptable to Lender. Failure of Lender to approve or disapprove any such proposed Lease within fifteen (15) Business Days after receipt of such written request and all the documents and information required to be furnished to Lender with such request shall be deemed approval, provided that the written request for approval specifically mentioned the same. Upon the request of Borrowers, Lender shall enter into a Subordination, Attornment and Non-Disturbance Agreement with any future Tenant on Lender’s then current form, subject to commercially reasonable negotiation.

(b) Lender hereby approves Borrowers’ form Lease attached hereto as Schedule 9. All Leases of space in the Improvements or at each Individual Property shall be on terms consistent with the terms for similar leases in the market area of the related Individual Property (taking into account the identity of the tenant, the nature of the tenant’s business and the seasonal nature of the business at the Individual Property), shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the related Individual Property. Such Leases shall also provide for security deposits in reasonable amounts consistent with prevailing market conditions. Borrowers shall also submit to Lender for Lender’s approval, which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Except for the Head Leases and the ITW Interim Leases, no Borrower shall execute, and Borrowers shall not permit Head Lessee to execute, any Lease for all or a substantial portion of the Individual Property that it owns, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Individual Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Each Borrower shall furnish to Lender, within ten (10) days after a request by Lender to do so, but in any event by February 15th of each year, a current Rent Roll, certified by Borrowers as being true and correct, containing the names of all Tenants with respect to the related Individual Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant’s security deposit. Upon the request of Lender, Borrowers shall deliver to Lender a copy of each such Lease. No Borrower shall do or suffer to be done, and Borrowers shall not permit Head Lessee to do or suffer to be done, any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or any such Rents and Profits. Borrowers, at no cost or expense to Lender, shall enforce, and shall cause Head Lessee to enforce, short of termination, the performance and observance of each and every condition and covenant of each of the Tenants under such Leases and no Borrower shall, and Borrower shall not permit Head Lessee to, anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases affecting greater than the lesser of (x) five percent (5%) of the gross leaseable area of the related Improvements that such Lease affects or (y) 2,500 square feet. Notwithstanding the foregoing, at any time and from time to time, Lender shall be entitled to, and each Borrower hereby grants to Lender, and Borrowers have caused Head Lessee to grant to Lender, the right to undertake any and all action as may be required (in the sole discretion of Lender) to cure any default, or event which with the passage of time following any notice and cure period shall constitute a default by a Borrower or the Head Lessee under such Leases. No Borrower shall, and Borrowers shall not permit the Head Lessee to, without the prior written consent of Lender, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases except, with respect only to Leases (other than the Head Lease and any Master Leases) affecting less than the lesser of (x) ten percent (10%) of the gross leaseable area of the related Improvements that such Lease affects and (y) 4,000 square feet and having a term often (10) years or less, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the applicable Individual Property is located. With respect to the termination or surrender of any Lease (other than the

Head Lease) affecting more than the lesser of (x) ten percent (10%) of the gross leaseable area of the related Improvements that such Lease affects and (y) 4,000 square feet or having a term greater than ten (10) years, Lender reserves the right to condition its consent to any termination or surrender of such Lease upon the payment to Lender of any lease termination or other payment due from the applicable tenant in connection with such termination or surrender. Borrowers and Lender agree that all such sums paid to Lender shall be held by Lender as a tenant improvement and leasing commission reserve and shall be considered a “Reserve” as described in Section 5.1 hereof and all such amounts shall be held, maintained, applied and disbursed in accordance with Lender’s standard procedures relating to similar reserves. No Borrower shall permit, and Borrowers shall not permit Head Lessee to permit, the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

(c) Each Lease executed after the date hereof affecting any of the Individual Properties or the Improvements must provide, in a manner approved by Lender (as the approved form lease does), that (i) the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to, any person succeeding to the interest of the Head Lessee upon the termination of the Head Lease and (ii) the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to, any person succeeding to the interest of the Head Lessee or Borrowers, as applicable, upon any foreclosure of the applicable Debenture or deed in lieu of foreclosure. Each such Lease shall also provide (as the approved form lease does) that, upon request of Lender or such other said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Lender nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Lender or said successor-in-interest of the Borrower’s interest.

(d) Upon the occurrence of an Event of Default, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose any Debenture or sell pursuant to any power of sale, forthwith, upon demand of Lender, Borrowers shall surrender to Lender, and Lender shall be entitled to take actual possession of, the Individual Properties or any part thereof personally, or by its agent or attorneys. In such event (i) at the option of Lender, the Head Lease shall terminate and (ii) Borrowers hereby give and grant to Lender, the right, power and authority to make and enter into Leases with respect to any of the Individual Properties or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Lender may deem desirable in its sole discretion, and Borrowers expressly acknowledge and agree that the term of any such Lease may extend beyond the date of any foreclosure sale of the Individual Property, it being the intention of Borrowers that in such event Lender shall be deemed to be and shall be the attorney-in-fact of Borrowers for the purpose of making and entering into Leases of parts or portions of the Individual Properties for the rents and upon the terms, conditions and provisions deemed desirable to Lender in its sole discretion and with like effect as if such Leases had been made by a Borrower as the owner in fee simple of the Individual Property free and clear of any conditions or limitations established by the Debenture. The power and authority hereby given and granted by Borrowers to Lender shall be deemed to be coupled with an interest, shall not be revocable by any Borrower so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of any Borrower and shall not be affected by any disability or incapacity suffered by any Borrower subsequent to the date hereof. In connection with any action taken by Lender pursuant to this Section, Lender shall not be liable for any loss sustained by any Borrower resulting from any failure to let an Individual Property, or any part thereof, or from any other act or omission of Lender in managing an Individual Property, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease covering an Individual Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Borrowers shall, and do hereby, indemnify Lender for, and hold Lender harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Lender under any such Lease or under this Agreement or the Debentures or by the exercise of rights or remedies hereunder or under any other Loan Document, and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Lender. Should Lender incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrowers, shall be immediately due and payable to Lender by Borrowers on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Lender any duty, obligation or responsibility for the control, care, management or repair of any Individual Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Lender responsible or liable for any waste committed on any Individual Property by the Tenants or by any other parties or for any dangerous or defective condition of any Individual Property, or for any negligence in the management, upkeep, repair or control of any Individual Property. Borrowers hereby assent to, ratify and confirm any and all actions of Lender with respect to each Individual Property taken under this Section.

(e) Notwithstanding anything to the contrary set forth herein or the other Loan Documents, Borrowers shall not amend, modify, cancel, terminate or accept a surrender of any Master Lease or any Head Lease, or waive or release any Tenant thereunder from the performance or observance of any obligation or condition under such Master Leases or any Head Lease, without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. In addition, Borrowers shall not permit Head Lessee to amend, modify, cancel, terminate or accept a surrender of any Master Lease, or waive or release any Tenant thereunder from the performance or observance of any obligation or condition under such Master Leases, without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Each Intrawest Tenant shall agree to directly deposit all payments of Rent into the Lockbox Account. At all times during the term of (i) each ITW Interim Lease, the Tenant under the ITW Interim Lease shall be Intrawest, or if such Tenant is not Intrawest, such Tenant shall be an Affiliate of Intrawest acceptable to Lender and Intrawest shall have executed a lease indemnity agreement with respect to such ITW Interim Lease in a form approved by the Lender, and (ii) each Intrawest Lease, the Tenant under the Intrawest Lease shall be Intrawest or an Affiliate of Intrawest. In addition, none of the ITW Interim Leases shall terminate during its 10 year term upon the leasing of the ITW Interim Lease space to any third party tenants and such ITW Interim Leases shall remain in full force and effect for the entire 10 year term, provided, however, that an ITW Interim Lease may terminate at, or at any time after, the end of the forty-eighth (48th) month of the term of such ITW Interim Lease with respect to space leased to a third party tenant provided all of the following conditions are satisfied: (1) such third party tenant is acceptable to Lender in its reasonable discretion and such third party tenant has executed a Lease approved by Lender, acting reasonably, which Lease shall provide for payment of base minimum rent equal to or greater than the rent set forth in the applicable ITW Interim Lease, reimbursements equal to or greater than the reimbursements set forth in the applicable ITW Interim Lease, and a lease term of at least five (5) years, (2) such third party tenant is in occupancy of all of such applicable ITW Interim Lease space, (3) Borrowers, Intrawest or such third party tenant provides to Lender evidence of a 12-month consecutive payment history with no defaults in the payment of rent or reimbursements, and (4) either (A) if the third party tenant has a percentage rent clause in its Lease, then Borrowers or Intrawest must also provide evidence, acceptable to Lender, acting reasonably, that the tenant has an occupancy cost of 15% (base rent plus reimbursements divided by total store sales) or less for the prior 12-month period, or (B) if the third party tenant does not have a percentage rent clause in its Lease, then Borrowers or Intrawest must provide evidence, acceptable to Lender, acting reasonably, that the tenant has a 24-month consecutive payment history with no defaults in the payment of rent or reimbursements. If such conditions are not met at the end of such 48-month term for any ITW Interim Lease, such ITW Interim Lease shall not terminate and such ITW Interim Lease shall remain in full force and effect until such conditions are met (provided, however, that the term of any ITW Interim Lease shall not be required to exceed ten (10) years).

Section 4.9 Transfers; Further Encumbrances; Assumption of the Loan.

(a) Borrowers acknowledge that Lender has relied upon the principals of each of the Significant Parties and their experience in owning and operating each of the Individual Properties and properties similar to each of the Individual Properties in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 8.6 hereof, in the event that any Individual Property or any part thereof or any direct or indirect interest therein or in any Significant Party shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 4.8 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or any Borrower shall be divested of its title to the Individual Property that it owns or any direct or indirect interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Lender and any Rating Agency being first obtained, which consent may be withheld in Lender’s or any Rating Agency’s sole discretion, then the same shall constitute an Event of Default and Lender shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article VI hereof. Without limiting the conditions of Section 4.9(b) below, Lender reserves the right to condition any consent required hereunder related to a proposed transferee of the entire interest in the Individual Properties or any direct or indirect interest in Borrower or in any Significant Party equal to or greater than 50% upon payment of a transfer fee of not less than one quarter of one percent (0.25%) of the principal balance of the Note and all of Lender’s expenses incurred in connection with such transfer, the approval by Lender of the proposed transferee, the proposed transferee’s continued compliance with the representations, warranties and covenants set forth herein, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. A prohibited sale, conveyance, disposition, hypothecation, alienation, mortgage, encumbrance, assignment, lease, pledge or transfer within the meaning of this Section 4.9(a) shall be deemed to include, among other things: (i) an installment sales agreement wherein any Borrower agrees to sell the Individual Property that it owns or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower or the Head Lessee leasing all or a substantial part of the Individual Property that it owns for other than actual occupancy by a space tenant thereunder (except with respect to any ITW Interim Lease) or a sale, assignment or other transfer of, or the grant of a security interest in, such Borrower’s right, title and interest in and to any Leases or any Rents and Profits; (iii) if any Significant Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock, in all instances in one or a series of transactions by which an aggregate of more than 49% of such corporation’s stock shall be vested in a party or parties who are not stockholders as of the date hereof or any change in the control of such corporation; (iv) if any Significant Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing member, manager or joint venturer or the transfer, assignment or pledge of any ownership interest of any general partner, managing member, manager or joint venturer in any Significant Party or the transfer, assignment or pledge of any ownership interest in any general partner, managing member, manager or joint venturer (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise); (v) if any Significant Party is a limited partnership or limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of any limited partnership interests or membership interests (or the limited partnership interests or membership interests of any limited partnership or limited liability company directly or indirectly controlling such limited partnership or limited liability company by operation of law or otherwise) or the creation or issuance of new limited partnership interests or membership interests (whether in one or a series of transactions), by which an aggregate of more than 49% of such limited partnership interests or membership interests are held by, or pledged to, parties who are not currently limited partners or members; or (vi) if any Significant Party is a trust or the trustee of a trust, the voluntary or involuntary sale, conveyance, transfer or pledge of any beneficial interests or the creation of new beneficial interests by which an aggregate or more than 49% of such beneficial interests are held by, or pledged to, parties who are not currently beneficiaries of such trust. Notwithstanding the foregoing, however, (A) a pledge by a Permitted Mezzanine Borrower to a Permitted Mezzanine Lender or an Acceptable CNL Lender or Acceptable Intrawest Lender, or a grant of a lien on the Individual Properties to a Permitted Junior Mortgage Lender, as permitted pursuant to Section 4.7 hereof, shall be permitted without the consent of Lender, (B) a transfer to a Permitted Second Lender in connection with the exercise of remedies by such Permitted Second Lender pursuant to the documents evidencing the Permitted Subordinate Loan shall be permitted without the consent of Lender unless such exercise of remedies is prohibited pursuant to the agreement required to be executed and delivered by the Permitted Second Lender under Section 4.7(a)(6) hereof, (C) limited partnership interests and/or non-managing member interests in a Significant Party shall be freely transferable without the consent of Lender so long as following such transfer, no more than 49% of the beneficial economic interest in any individual Borrower (whether directly or indirectly) has been transferred in the aggregate and the persons responsible for the management and control of the

Individual Properties and such Significant Party as of the date hereof remain in legal, beneficial and actual control and management of such Individual Property, (D) transfers of any direct or indirect interests in Head Lessee, any Nominee, Corporate Beneficiaries and the Trust Beneficiary shall be freely transferable to an Acceptable CNL Entity or an Acceptable Intrawest Entity, (E) any involuntary transfer caused by the death of any general partner, shareholder, joint venturer, member or beneficial owner of a trust shall not be an Event of Default under this Agreement or the related Debenture so long as any affected Significant Party is promptly reconstituted, if required, following such death and so long as those persons responsible for the control and management of the related Individual Property and such Significant Party remain unchanged as a result of such death or any replacement management or controlling parties are approved by Lender which approval may be conditioned upon, among other things, receipt by Lender of a No Downgrade Confirmation from each Rating Agency, (F) gifts for estate planning purposes of any individual’s interests in any Significant Party or in any Significant Party’s general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Agreement or the related Debenture so long as such Significant Party is reconstituted promptly, if required, following such gift and so long as those persons responsible for the control and management of the related Individual Property and such Significant Party remain unchanged following such gift or any replacement management or controlling parties are approved by Lender which approval may be conditioned upon, among other things, receipt by Lender of a No Downgrade Confirmation from each Rating Agency, or (G) any easements or other similar agreements relating to the use or development of any Individual Property which, singly or in the aggregate, do not materially adversely affect the value or use of any Individual Property or the Borrowers’ ability to repay the Loan. Notwithstanding any provision of this Agreement to the contrary, (i) no transfer shall be permitted pursuant to the foregoing unless each SPE Party remains a Special Purpose Entity after such transfer, (ii) no person or entity may become an owner of a direct or indirect interest in any Significant Party if such transfer, singly or in the aggregate with all other transfers and together with all other Affiliates of such person, causes such person and its Affiliates to own more than a forty-nine (49%) percent interest in and Significant Party or causes such person or its Affiliates to control any Significant Party (and such person and its Affiliates, in the aggregate, did not own a direct or indirect interest exceeding forty-nine percent (49%) or did not control any Significant Party prior to such transfer), unless (x) Borrowers deliver to Lender written notice of such transfer at least ten (10) Business days prior to such transfer and written evidence that such transfer complies with the provisions of this Section 4.9(a), (y) Borrowers deliver to Lender a substantive non-consolidation opinion acceptable to Lender and the Rating Agencies and (z) with respect to any transfer other than the transfers permitted pursuant to subsection (D) above, Borrowers obtain Lender’s prior written consent in each instance and prior to such transfer obtains a written statement from the applicable Rating Agency to the effect that the transfer of interest will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such transfer for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined).

(b) Notwithstanding the foregoing provisions of this Section, Lender shall consent to one or more sales, conveyances or transfers of all of the Individual Properties in a single transaction (hereinafter, a “Sale”) to any person or entity provided that, for each Sale, each of the following terms and conditions are satisfied:

(1) No Default and no Event of Default is then continuing hereunder or under any of the other Loan Documents;

(2) Borrowers give Lender written notice of the terms of such prospective Sale not less than ninety (90) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Individual Properties (hereinafter, “Buyer”) as Lender would require in evaluating an initial extension of credit to a borrower and pays to Lender a non-refundable application fee in the amount of $7,500. Lender shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider the Buyer’s experience and track record in owning and operating facilities similar to the Individual Properties, the Buyer’s financial strength, the Buyer’s general business standing and the Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable in Lender’s sole discretion and, if given, may be given subject to such conditions as Lender may deem appropriate;

(3) Borrowers pay to Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Sale, plus an amount equal to one-quarter of one percent (0.25%) of the then outstanding principal balance of the Note;

(4) The Buyer assumes and agrees to pay the Debt subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions (including, without limitation, a non-consolidation opinion) customary in such transactions as Lender may require;

(5) A party associated with the Buyer approved by Lender in its sole discretion assumes the obligations of the current Indemnitor under its guaranty or indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Lender, a substitution agreement or a new guaranty or indemnity agreement in form and substance satisfactory to Lender and delivers such legal opinions as Lender may require;

(6) Borrowers and the Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments (and new financing statements as may be necessary) and any additional documents reasonably requested by Lender;

(7) Borrowers deliver to Lender, without any cost or expense to Lender, such replacement policy or endorsements to Lender’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, a replacement policy or an endorsement or endorsements to Lender’s title insurance policies insuring the lien of the Debentures, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Individual Properties is vested in the Buyer;

(8) Borrowers and any current Indemnitor execute and deliver to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon the Buyer and any new Indemnitor;

(9) Such Sale is not construed so as to relieve Borrowers of any liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Borrowers execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. Borrowers shall be released from and relieved of any liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(10) Such Sale is not construed so as to relieve any current Indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current Indemnitor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current Indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(11) The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all appropriate papers evidencing the Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be Single-Purpose Entities, whose formation documents shall be approved by counsel to Lender. The two (2) individuals recommended by Borrower and approved by Lender shall serve as independent directors of the Buyer (if the Buyer is a corporation) or the Buyer’s corporate general partner or as independent members or, in Lender’s discretion, as managers, of Buyer if the Buyer is a limited liability company. The consent of such independent parties shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of such independent party or of the Buyer; and

(12) Borrowers deliver to Lender a No-Downgrade Confirmation with respect to the proposed sale or, in the event the Secondary Market Transaction has not yet occurred, Lender shall, in its sole discretion, have approved the Sale.

Section 4.10 Payment of Utilities, Assessments, Charges, Etc. Borrowers shall pay or cause to be paid when due all utility charges which are incurred by Borrowers or which may become a charge or lien against any portion of any of the Individual Properties for gas, electricity, water and sewer services furnished to the Individual Properties and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Individual Properties and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

Section 4.11 Access Privileges and Inspections. Lender and the agents, representatives and employees of Lender shall, subject to the rights of Tenants, have full and free access to the Individual Properties and the Improvements and any other location where books and records concerning the Individual Properties are kept at all reasonable times and, except in the event of an emergency, upon not less than 24 hours prior notice (which notice may be telephonic) for the purposes of inspecting the Individual Properties and of examining, copying and making extracts from the books and records of Borrowers relating to the Individual Properties. Borrowers shall lend assistance to all such agents, representatives and employees of Lender.

Section 4.12 Waste; Alteration of Improvements. Borrowers shall not commit, suffer or permit any waste on any of the Individual Properties nor take any actions that might invalidate any insurance carried on any of the Individual Properties. Each Borrower shall maintain the Individual Property that it owns in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Lender. Without the prior written consent of Lender, no Borrower shall commence construction of any improvements on any of the Individual Properties other than (a) improvements required for the maintenance or repair of such Individual Property, (b) any tenant improvements permitted under any Lease approved by Lender pursuant to Section 4.8 or (c) tenant improvements under Leases that do not require Lender’s approval pursuant to Section 4.8 provided that such tenant improvements cost less than $50 per square foot for space that has not been previously subject to a lease and $25 per square foot for space that has been previously subject to a lease, and, in any case, which do not affect the structural or exterior portions of the Improvements. Lender reserves the right to condition its consent to any material alteration, removal, demolition or new construction on the following: (i) such conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Lender of plans and specifications, construction budgets, contractors and form of construction contracts and the furnishing to Lender of evidence regarding funds, permits, approvals bonds, insurance, lien waivers, title endorsements, appraisals, surveys, certificates of occupancy, certificates regarding completion, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its discretion, (ii) the delivery of an opinion from counsel satisfactory to Lender in its discretion and in form and substance satisfactory to Lender in its discretion opining as to such matters as Lender may reasonably require, including, without limitation, an opinion that such alteration, removal, demolition or new construction will not have an adverse effect on the status of any trust formed in connection with a Secondary Market Transaction, and (iii) Borrowers’ agreement to pay all fees, costs and expenses incurred by Lender in granting such consent, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.13 Zoning. Without the prior written consent of Lender, Borrowers shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of any of the Individual Properties or the Improvements. Borrowers shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting any of the Individual Properties or the Improvements. Borrowers shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Individual Properties. Borrowers shall keep all licenses, permits, franchises and other approvals necessary for the operation of each of the Individual Properties in full force and effect. Each Borrower shall operate the Individual Property that it owns as a retail shopping center associated with a ski resort for so long as any portion of the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of any of the Individual Properties or the Improvements is or becomes a nonconforming use, the related Borrower shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender. Further, without Lender’s prior written consent and except to the extent in existence as of the date hereof, Borrowers shall not file or subject any part of any of the Individual Properties or the Improvements to any supplemental, amended or replacement declaration of condominium or cooperative or convert any part of the Individual Properties or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

Section 4.14 Financial Statements and Books and Records. Each Borrower shall keep accurate books and records of account of the Individual Property that it owns and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Lender and its duly authorized representatives shall have the right to examine, copy and audit each Borrower’s records and books of account at all reasonable times. So long as the Loan is outstanding, each Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by the applicable Borrower or the person or entity to which they pertain, as applicable, and, with respect to the financial statements and information set forth in subsection (d) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Lender:

(a) copies of all tax returns filed by such Borrower, within sixty (60) days after the date of filing;

(b) monthly operating statements for the Individual Property that the Borrower owns, within thirty (30) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof; and

(c) quarterly operating statements for the Individual Property that the Borrower owns, within forty-five (45) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

(d) annual balance sheets for the Individual Property that the Borrower owns and annual financial statements for such Borrower, each principal or general partner in such Borrower, and each Indemnitor, within ninety (90) days after the end of each calendar year;

(e) such other information with respect to the Individual Property that the Borrower owns, such Borrower, the principals or general partners in such Borrower, and each Indemnitor, which may be reasonably requested from time to time by Lender, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Lender within the applicable time periods or Lender is dissatisfied with the form of any of the foregoing and has notified the applicable Borrower of its dissatisfaction, in addition to any other rights and remedies of Lender contained herein and provided Lender has given such Borrower at least 30 days notice of such failure, (i) Borrowers shall pay to Lender upon demand, at Lender’s option and in its sole discretion, an amount equal to $2,500 for each of the aforementioned materials that is not prepared in accordance with generally accepted accounting principles, and (ii) Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrowers agree to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

Section 4.15 Further Assurances. Borrowers shall, on the request of Lender and at the expense of Borrowers: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to any of the Individual Properties; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Lender, upon Lender’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Lender may reasonably require.

Section 4.16 Payment of Costs; Reimbursement to Lender. Borrowers shall pay all costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and this Agreement and secured by the Debentures, attributable or chargeable to Borrowers as the owners of the Individual Properties or otherwise attributable to any consent requested of Lender or any Rating Agency under the terms hereof or any other Loan Document, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/personal property security/tax lien/litigation search fees, escrow fees, consultants’ fees, No-Downgrade Confirmations and reasonable attorneys’ fees. If Borrowers default in any such payment, which default is not cured within any applicable grace or cure period, Lender may pay the same and Borrowers shall reimburse Lender on demand for all such costs and expenses incurred or paid by Lender, together with such interest thereon at the Default Interest Rate from and after the date of Lender’s making such payment until reimbursement thereof by Borrowers. Any such sums disbursed by Lender, together with such interest thereon, shall be additional indebtedness of Borrowers secured by the Debentures and by all of the other Loan Documents securing all or any part of the Debt. Further, Borrowers shall promptly notify Lender in writing of any litigation or threatened litigation affecting any of the Individual Properties, or any other demand or claim which, if enforced, could impair or threaten to impair Lender’s security under the Debentures. Without limiting or waiving any other rights and remedies of Lender hereunder and under the other Loan Documents, if Borrowers fail to perform any of its covenants or agreements contained in this Agreement or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender’s interest in the Individual Properties or Lender’s right to enforce its security, then Lender may, at its option, with or without notice to Borrowers, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of the Debenture(s) or to remedy the failure of Borrowers to perform its covenants and agreements (without, however, waiving any default of Borrowers). Borrowers agree to pay on demand all expenses of Lender incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrowers. Any such expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of Borrowers secured by the Debentures and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its discretion. Lender is hereby empowered to enter and to authorize others to enter upon the Individual Properties or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to any Borrower or any person in possession holding under any such Borrower. Borrowers hereby acknowledge and agree that the remedies set forth in this Section 4.16 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured by the Debentures and shall be, without demand, immediately repaid by Borrowers with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by any or all Borrowers or the filing against any or all Borrowers pursuant to or within the meaning of the Bankruptcy and Insolvency Act (Canada), or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to any Borrower, Lender, any Indemnitor, the Debt or any of the Loan Documents. Borrowers hereby indemnify and hold Lender harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against any Individual Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on any Individual Property or the Improvements or any nuisance made or suffered thereon, except those that are due to Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

Section 4.17 Intentionally Omitted.

Section 4.18 Condominium Provisions. Each Borrower covenants and agrees, with regard to the Condominium and the Condominium Documents applicable to the Individual Property that such Borrower owns, that:

(a) it shall comply in all material respects with the Condominium Law;

(b) it will not, without the Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed), terminate, amend, modify or supplement, or consent to the termination, amendment, modification or supplementation of any of the Condominium Documents; provided, however, from and after a Secondary Market Transaction, such consent of Lender shall be conditioned upon such Borrower delivering evidence in writing from the Rating Agencies to the effect that such termination, amendment, modification or supplementation of the Condominium Documents will not result in a downgrade, withdrawal or qualification of the respective ratings then in effect for any Securities issued in connection with a Secondary Market Transaction;

(c) it will pay all assessments for common charges, taxes, insurance premiums, repairs and maintenance, and all other expenses assessed against the condominium or strata units then owned by such Borrower pursuant to the Condominium Documents prior to delinquency, subject to any applicable grace periods;

(d) it will comply in all material respects with all of the terms, covenants and conditions on such Borrower’s part to be complied with, pursuant to the Condominium

Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time;

(e) it will take all commercially reasonable actions as may be necessary from time to time to preserve and maintain the Condominium in accordance with the Condominium Law;

(f) it will not, without the prior written consent of Lender, take (and hereby assigns to Lender any right it may have to take) any action to terminate the Condominium, withdraw the Condominium from the Condominium Law, or cause a partition of any Condominium or a subdivision of any Condominium unit;

(g) it will not, without the Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, exercise any right it may have to vote for, (A) any additions or improvements to the common elements of the Condominium, except as such additions or improvements are completed in accordance with this Agreement, (B) any borrowing on behalf of the Condominium, or (C) the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the related improvements other than in accordance with this Agreement;

(h) to the extent Borrower is permitted by law to waive its rights, it will not vote to restore the Improvements upon a casualty without first obtaining confirmation from the Rating Agencies that such vote in favor of restoration will not result in a downgrade, withdrawal or qualification of the respective ratings then in effect for any Securities issued in connection with a Secondary Market Transaction;

(i) if Borrower controls the Condominium Association, it will cause the association of each Condominium to maintain the insurance required under the Condominium Documents and if Borrower does not control the Condominium Association, it will use commercially reasonable efforts to cause the association of each Condominium to maintain the insurance required under the Condominium Documents; and

(j) it will obtain as promptly as possible and furnish to Lender (i) any statement showing the allocation of expenses and any other assessments against the owners, (ii) any statement issued to any Borrower calling for the payment of any expenses other than the regular monthly maintenance statements and (iii) any notice of default given to any Borrower with respect to the Condominium Documents.

Section 4.19 Cash Management Agreement. Borrower hereby agrees that it shall direct, or cause the Head Lessee to direct, all Tenants to pay all Rents directly to an account (individually a “Lockbox Account” and collectively the “Lockbox Accounts”) maintained by the Lockbox Bank for each Individual Property. On each Business Day prior to a Cash Trap Event, and in accordance with the Lockbox Agreements, the Lockbox Bank shall sweep all funds out of the Lockbox Accounts and transfer such amounts to or as directed by Borrowers. During any Cash Trap Period, all Rents shall be transferred by the Lockbox Bank to the Cash Management Bank to be applied as set forth in the Cash Management Agreement, and the escrows and Reserves required hereunder shall be funded as provided therein. Borrowers shall pay all costs and expenses of the servicer, any Lockbox Bank and any Cash Management Bank as required under the Lockbox Agreements and the Cash Management Agreement. Upon the occurrence of an Event of Default, Lender may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

Section 4.20 Compliance with Laws. Each Borrower shall at all times comply, and cause the Head Lessee to comply, in all material respects with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Individual Property that it owns, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the related Individual Property and any environmental or ecological requirements, even if such compliance shall require structural changes to such Individual Property; provided, however, that, each Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Individual Property that it owns shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. No Borrower shall use or occupy, or allow the use or occupancy of, the Individual Property that it owns in any manner which violates any Lease of or any other agreement applicable to such Individual Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

Section 4.21 Additional Taxes. In the event of the enactment after the date hereof of any law of the state in which an Individual Property is located or of any other governmental entity deducting from the value of an Individual Property for the purpose of taxing any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by a Borrower, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect any Debenture or the Debt or Lender, then, and in any such event, Borrowers, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if (i) the foregoing results in a material tax increase or (ii) in the opinion of counsel for Lender (a) it might be unlawful to require Borrowers to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Lender may elect, by notice in writing given to Borrowers, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due unless, at the time of such payment, an Event of Default or a Default shall have occurred, which Default or Event of Default is unrelated to the provisions of this Section 4.21, in which event any applicable prepayment premium or fee in accordance with the terms of the Note shall be due and payable.

Section 4.22 Secured Indebtedness. It is understood and agreed that the Debentures and the Loan Documents shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Lender to or for the benefit of Borrowers from time to time under this Agreement or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, made for any purpose, and all interest accruing thereon, shall be equally secured by the Debentures and the other Loan Documents and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Agreement, the Debentures and the other Loan Documents.

Section 4.23 Intentionally Omitted.

Section 4.24 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY SUPERIOR COURT IN THE CITY OF TORONTO, PROVINCE OF ONTARIO AND EACH BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CSC NORTH AMERICA

C/O OGILVY RENAULT

45 O’CONNOR STREET

SUITE 1600

OTTAWA, ONTARIO KIP 1A4

ATTENTION: GRANT A. JAMESON

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT IN TORONTO, ONTARIO AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE PROVINCE OF ONTARIO EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY

CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN TORONTO, ONTARIO (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN TORONTO, ONTARIO OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(b) EACH BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR ANY BORROWER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWERS, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 4.25 Attornev-in-Fact Provisions. With respect to any provision of this Agreement or any other Loan Document whereby Borrowers grant to Lender a power-of-attorney, provided no Default or Event of Default has occurred under this Agreement, Lender shall first give Borrowers written notice at least three (3) days prior to acting under such power, which notice shall demand that Borrowers first take the proposed action within such period and advising Borrowers that if they fails to do so, Lender will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to any Individual Property or any surrounding property or to prevent any adverse affect on Lender’s interest in any Individual Property, Lender may act immediately and without first giving such notice. In such event, Lender will give Borrowers notice of such action as soon thereafter as reasonably practical.

Section 4.26 Management. The management of each Individual Property shall be by either: (a) a Borrower or an Affiliate of Borrowers approved by Lender for so long as the related Borrower or said Affiliate is managing the related Individual Property in a first class manner; or (b) a professional property management company approved by Lender. Such management by an Affiliate of the Borrowers or a professional property management company shall be pursuant to a written agreement approved by Lender. In no event shall any manager be removed or replaced, or the terms of any Management Agreement modified or amended, without the prior written consent of Lender which approval may be conditioned upon, among other things, receipt by Lender of a No-Downgrade Confirmation from each Rating Agency. After a default under any Management Agreement or under any Consent and Agreement of Manger then in effect, which default has not been cured within any applicable grace or cure period and remains uncured, or following the occurrence of any DSCR Trigger Event and continuing until the Business Day next occurring after the date upon which Lender determines that the DSCR is

1.15:1.0 or greater as calculated pursuant to this Agreement on a trailing twelve (12) month basis (such calculation to be done by Lender at the end of each calendar quarter of each calendar year), Lender shall have the right to terminate, or to direct the applicable Borrower to terminate or cause the Head Lessee to terminate, such Management Agreement upon thirty (30) days’ notice and to retain, or to direct such Borrower to retain, a new management agent approved by Lender which approval may be conditioned upon, among other things, receipt by Lender of a No-Downgrade Confirmation from each Rating Agency. All Rents and Profits generated by or derived from each Individual Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of such Individual Property, including, without limitation, current expenses relating to the related Borrowers’ liabilities and obligations with respect to the related Debenture, this Agreement and the other Loan Documents, and none of the Rents and Profits generated by or derived from any Individual Property shall be diverted by any Borrower, the Head Lessee or any manager and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Individual Properties have been fully paid and satisfied. Lender hereby acknowledges and approves Playground Real Estate Inc. and Playground Real Estate Ltd. as property manager of the applicable Individual Property for so long as Playground Real Estate Inc. and Playground Real Estate Ltd. remain Affiliates of Intrawest. In addition, Lender hereby consents to the subcontract between Playground Real Estate Inc. and Trilogy Management Services Ltd. (“Trilogy”) pursuant to which Trilogy agrees to perform the management duties of Playground Real Estate Inc. at the Whistler Property as required under the Management Agreement between Head Lessee and Playground Real Estate Inc., provided (i) Trilogy enters into an agreement acceptable to Lender whereby Trilogy subordinates all management fees payable to Trilogy to the Loan and (ii) such subcontract shall terminate no later than June 30, 2005, and Trilogy shall have no further rights to manage the Whistler Property unless Lender agrees otherwise in its sole discretion.

Section 4.27 Hazardous Waste and Other Substances.

(a) Each Borrower hereby represents and warrants to Lender that, as of the date hereof and except as set forth in any Environmental Report: (i) to the best of such Borrower’s knowledge, information and belief, none of such Borrower nor the Individual Property that it owns nor any Tenant at such Individual Property nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any municipal, provincial or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Canadian Environmental Protection Act, 1999; Canadian Environmental Assessment Act; Canadian Fisheries Act; Environmental Assessment Act (Ontario); Environmental Bill of Rights (Ontario); Environmental Protection Act (Ontario), Water Resources Act (Ontario); Nutrient Management Act (Ontario); Safe Drinking Water Act (Ontario); Sustainable Water and Sewage Treatment Act (Ontario); Workplace Safety and Insurance Act, 1997 (Ontario); Occupational Safety and Health Act (Ontario); Environmental Assessment Act (British Columbia); Environmental Management Act (British Columbia); Water Act (British Columbia); Water Protection Act (British Columbia); Drinking Water Protection Act (British Columbia); Workers’ Compensation Act (British Columbia) and the Fish Protection Act (British Columbia), regulations promulgated pursuant to said laws, all as amended from time to time (collectively, “Environmental Laws”) or otherwise exposed to any liability under any Environmental Law relating to or affecting such Individual Property, whether or not used by or within the control of such Borrower; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, Toxic Mold, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from any Individual Property (including underground contamination), except for those substances used by such Borrower or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws; (iii) to the best of such Borrower’s knowledge, information and belief, radon is not present at the Individual Property that such Borrower owns in excess or in violation of any applicable thresholds or standards or in amounts that require disclosure under applicable law to any tenant or occupant of or invitee to the Individual Property or to any governmental agency or the general public; (iv) the Individual Property that each Borrower owns is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (v) there is no pending, nor, to such Borrower’s knowledge, information or belief, threatened litigation arising under Environmental Laws affecting such Borrower or the Individual Property that it owns; (vi) there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Individual Property that the representing Borrower owns; (vii) such Borrower has received no notice of, and to the best of such Borrower’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Individual Property that such Borrower owns, nor does such Borrower know of any basis for such an investigation, action, proceeding or claim; and (viii) such Borrower has not received notice of and, to the best of such Borrower’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Individual Property that the representing Borrower owns has caused any nuisance or any other liability or adverse condition on any other property, nor does such Borrower know of any basis for such an investigation, action, proceeding or claim. For the purposes hereof, “Toxic Mold” shall mean a quantity of any mold or fungus at the subject Individual Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would negatively impact the value of the Individual Property.

(b) Except disclosed in any Environmental Report, no Borrower has received nor to the best of any Borrower’s knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

(c) Each Borrower shall comply with all applicable Environmental Laws. Each Borrower shall keep the Individual Property that it owns or cause the Individual Property that it owns to be kept free from Hazardous Substances (except those substances used by such Borrower or any Tenant in the ordinary course of their respective businesses and except in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws. No Borrower shall install or use any underground storage tanks. Each Borrower shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants at the Individual Property that it owns in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of the Loan, no Borrower shall install in the Improvements or permit to be installed in the Improvements that it owns any asbestos or asbestos-containing materials.

(d) Borrowers shall promptly notify Lender if any Borrower shall become aware of (i) the actual or potential existence of any Hazardous Substances on any Individual Property other than those occurring in the ordinary course of a Borrower’s business and which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting an Individual Property or a Borrower resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning any Borrower or any Individual Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same by any Borrower, such Borrower, shall deliver to Lender copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to any Individual Property or to any Borrower. Borrowers shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Borrowers shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the subject Individual Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender) and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against an Individual Property. In the event Borrowers fail to do so, Lender may, but shall not be obligated to, cause the subject Individual Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrowers, shall be immediately paid by Borrowers on demand and shall be secured by the Debentures and by all of the other Loan Documents securing all or any part of the Debt. Each Borrower hereby grants to Lender and its agents and employees access to the Individual Property that it owns and a license to remove any items deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring such Individual Property into conformance with Environmental Laws.

(e) Borrowers covenant and agree, collectively at Borrowers’ sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold Lender harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or any of the Individual Properties, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances or radon on, in, under or affecting all or any portion of any of the Individual Properties or any surrounding areas, regardless of whether or not caused by or within the control of any Borrower; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on any of the Individual Properties, originating from any of the Individual Properties, or otherwise associated with any Borrower or any operations conducted on any of the Individual Properties at any time; (iv) the failure by any Borrower to comply fully with the terms and conditions of this Section 4.27; (v) the breach of any representation or warranty by any Borrower contained in this Section 4.27; or (vi) the enforcement of this Section 4.27, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of any of the Individual Properties or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Individual Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of any of the Individual Properties or any surrounding areas. The indemnity set forth in this Section 4.27 shall also include any diminution in the value of the security afforded by the Individual Properties or any future reduction in the sales price of any of the Individual Properties by reason of any matter set forth in this Section 4.27. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under an Individual Property after foreclosure or other taking of title to the applicable Individual Property by Lender or its successor or assigns. Lender’s rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Lender under this Agreement, the Debentures, the Note and the other Loan Documents.

(f) Upon Lender’s request, at any time after the occurrence of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on any Individual Property in violation of Environmental Laws or in such a manner as to subject Borrower or Lender to potential liability, or on property contiguous with any Individual Property in violation of Environmental Laws or in such a manner as to subject Borrower or Lender to potential liability, or that any Individual Property may be in violation of the Environmental Laws, Borrowers shall perform or cause to be performed, at Borrowers’ sole cost and expense and in scope, form and substance satisfactory to Lender, an inspection or audit of the subject Individual Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on such Individual Property, the compliance or non-compliance status of such Individual Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the subject Individual Property prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint (“Lead Based Paint”) on such Individual Property. If Borrowers fail to provide reports of such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrowers hereby grant to Lender and its employees and agents access to the Individual Properties and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrowers, shall be immediately paid by Borrowers on demand and shall be secured by the Debentures and by all of the other Loan Documents securing all or any part of the Debt.

(g) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Borrowers and any other principal signatory named therein in favor of Lender (the “Environmental Indemnity Agreement”). The provisions of this Agreement and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Lender.

(h) If prior to the date hereof, it was determined that an Individual Property contains asbestos-containing materials (“ACM’s”), the Borrower that owns any such Individual Property covenants and agrees to institute, within thirty (30) days after the date hereof, an operations and maintenance program (the “Maintenance Program”) designed by an environmental consultant, satisfactory to Lender, with respect to ACM’s, consistent with “Asbestos on Construction Projects and in Buildings and Repair Operations, Reg. 838, amended by Reg. 510/92” for the Blue Mountain Property and “Occupational Health and Safety Regulation, B.C. Reg. 296/97” for the Whistler Property and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Debt secured hereby is repaid in full. In furtherance of the foregoing, the Borrower that owns any such ACM contaminated Individual Property shall inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s shall be maintained in a condition that prevents exposure of residents to ACM’s at all times. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Borrowers’ sole expense, supplemental examination of the contaminated Individual Property by consultants specified by Lender, and (iv) variation of the operations and maintenance program in response to the reports provided by any such consultants.

(i) If, prior to the date hereof, it was determined that an Individual Property contains Lead Based Paint, any Borrower that owns such contaminated Individual Property had prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”). If, at any time hereafter, Lead Based Paint is suspected of being present on any Individual Property, Borrowers agree, at their sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Lender. Borrowers agree that if it has been, or if at any time hereafter it is, determined that an Individual Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Borrowers shall, at their sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the contaminated Individual Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Lender (together with any Lead Based Paint Report, the “O&M Plan”). (If an O&M Plan has been prepared for an Individual Property prior to the date hereof, the Borrower that owns such Individual Property agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

Section 4.28 Indemnification; Subrogation.

(a) Borrowers shall indemnify, defend and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to any Individual Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Debt, this Agreement, the other Loan Documents, the Individual Properties, or any part thereof, or the exercise by Lender of any rights or remedies granted to it under this Agreement, any Debenture or the other Loan Documents; provided, however, that nothing herein shall be construed to obligate Borrowers to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence.

(b) If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the Debt, the Debentures, this Agreement, the other Loan Documents, any Individual Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrowers shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Lender commences an action against any Borrower to enforce any of the terms hereof or to prosecute any breach by any Borrower of any of the terms hereof or to recover any sum secured hereby, Borrowers shall pay to Lender its reasonable attorneys’ fees and expenses. The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If any Borrower breaches any term of this Agreement, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by a Borrower, Borrowers shall pay Lender reasonable attorneys’ fees and expenses incurred by Lender, whether or not an action is actually commenced against one or more Borrowers by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Agreement and the other Loan Documents shall include, without limitation, any attorney or law firm engaged by Lender, and all references to “fees and expenses” in this Subsection and elsewhere in this Agreement and the other Loan Documents shall include, without limitation, any fees of such attorney or law firm, and any appellate counsel fees, if applicable.

(c) A waiver of subrogation shall be obtained by each Borrower from its insurance carrier and, consequently, each Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to such Borrower, the Individual Property that it owns, such Borrower’s property or the property of others under such Borrower’s control from any cause insured against or required to be insured against by the provisions of the related Debenture or this Agreement.

Section 4.29 Covenants with Respect to Existence, Indebtedness, Operations, Fundamental Changes of Borrower. Each SPE Party and any trustee of any SPE Party, as applicable, shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of, with respect to Borrowers, the Individual Property that it owns, and with respect to all other SPE Parties, any other property or assets that such SPE Party may own. Each Borrower hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that each SPE Party, is, and shall remain, a Single-Purpose Entity. Each Enforcer, Corporate Beneficiary and Trust Beneficiary of Borrowers (each, an “SPE Equity Owner”), has complied, will at all times comply, and will cause such Borrower to comply, with each of the representations, warranties and covenants contained in this Section 4.29 as if such representation, warranty or covenant was made directly by such SPE Equity Owner. A “Single-Purpose Entity” or “SPE” means a corporation, limited partnership, limited liability company or trust that:

(a) if a corporation, must have at least one Independent Director, and must not take any action that, under the terms of any certificate or articles of incorporation, by-laws, or any voting trust agreement with respect to such entity’s common stock, requires the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including, without limitation, the Independent Director, shall have participated in such vote (“SPE Corporation”);

(b) if a limited partnership, must have each general partner be an SPE Corporation;

(c) if a limited liability company, must have one managing member (the “SPE Member”) and such managing member must be an SPE Corporation. Only the SPE Member may be designated as a manager under a Borrower’s operating agreement and pursuant to the law where such Borrower is organized. Any SPE may be a single member Delaware limited liability company without an SPE Corporation managing member so long as such SPE has at least one “special member” who shall serve as an Independent Director of such SPE;

(d) if a trust (other than a Delaware business trust), all of such trust’s beneficiaries shall be either an SPE Corporation or an SPE Delaware Trust, and such trust must have an Independent Director as its trustee (the “Independent Trustee”); provided, however, that the Independent Trustee of the Trust shall be deemed to be the “Independent Trustee” as defined in such Trust’s Trust Deed (an “SPE Trust”);

(e) if a Delaware business trust, must have at least one Independent Trustee (an “SPE Delaware Trust”);

(f) was and will be organized solely for the purpose of (i) with respect to the nominee that owns only bare legal title to any of the Individual Properties, owning an interest in the related Individual Property, (ii) with respect to the beneficial owner of the Individual Properties, owning a beneficial interest in the related Individual Property, (iii) with respect to the general partner of a limited partnership that owns an interest in the related Individual Property or another SPE, acting as a general partner of such limited partnership, (iv) with respect to the managing member of a limited liability company that owns an interest in the related Individual Property or another SPE, acting as the managing member of such limited liability company, (v) with respect to the lessee under the Head Leases, acting as the lessee under the Head Lease, (vi) with respect to a beneficiary of an SPE Trust, acting as a beneficiary of such SPE Trust, or (vii) with respect to the Enforcer, acting as enforcer of the Trust provisions;

(g) will not, nor will any trustee, beneficiary, limited or general partner, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, trust agreement or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects such SPE Entity’s existence as a Single Purpose Entity;

(h) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

(i) will not, nor will any trustee, beneficiary, limited or general partner, member or shareholder thereof, as applicable, violate the terms of its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, trust agreement or other formation agreement or document, as applicable;

(j) except as set forth in the Loan Documents in connection with the Loan, the Permitted Subordinate Loan and any Permitted CNL Loans or Permitted Intrawest Loans, has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

(k) does not own and will not own any asset other than (A) (i) with respect to the nominee that owns only bare legal title to any of the Individual Properties, bare legal title to the related Individual Property, (ii) with respect to the beneficial owner of the Individual Properties, the beneficial interest in the related Individual Property, (iii) with respect to a general partner of a limited partnership that owns an interest in the related Individual Property or another SPE, the general partnership interest in such limited partnership, (iv) with respect to a managing member of a limited liability company that owns an interest in the related Individual Property or another SPE, the managing member interest in such limited liability company, (v) with respect to the lessee under the Head Leases, a leasehold interest in the Individual Properties pursuant to the Head Lease, (vi) with respect to a beneficiary of an SPE Trust, a beneficiary interest in such SPE Trust, and (vii) with respect to each Enforcer, no assets; and (B) incidental personal property necessary with respect to the ownership of such property, assets or interests, as applicable;

(l) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the property, assets or interests, as applicable, that it owns as of the date hereof;

(m) will not enter into any contract or agreement with any general partner, principal, Affiliate or member of any Borrower, as applicable, or any Affiliate of any general partner, principal or member of any Borrower, except upon terms and conditions that are intrinsically fair and on terms that would not be less favorable than those that would be available on an arms-length basis with third parties other than an affiliate;

(n) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, (i) with respect to the Borrowers only (A) the Debt, (B) any Permitted Subordinate Loans in accordance with this Agreement, (C) any Permitted CNL Loans and any Permitted Intrawest Loans in accordance with this Agreement, and (D) for the Individual Property that it owns, trade payables or accrued expenses incurred in the ordinary course of business of operating such Individual Property customarily satisfied within thirty (30) days and in an aggregate amount not to exceed one percent (1.0%) of the Allocated Loan Amount for such Individual Property, and (ii) with respect to the Head Lessee only, the loans and advance permitted under and in accordance with subsection (o) below, and no other debt will be secured (senior, subordinate or pan passu) by any Individual Property or any direct or indirect interests in Borrowers;

(o) has not made and will not make any loans or advances to any third party (including any affiliate) other than loans and advances made by Borrowers to Head Lessee in connection with inducements to Tenants, tenant improvement costs and emergency repairs or other necessary expenditures provided that such loans and advances are made out of Excess Cash Flow and such loans or advances otherwise comply with subsection (m) above;

(p) is and will be solvent and pay its debts from its assets as the same shall become due;

(q) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

(r) will conduct and operate its business in its own name and as presently conducted and operated;

(s) will maintain financial statements, books and records and bank accounts separate from those of its Affiliates, including, without limitation, its general partners or members, as applicable;

(t) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any Affiliate, general partner, trustee, beneficiary or member, as applicable, or any affiliate of any general partner, trustee, beneficiary or member of any Borrower and any other Person, as applicable) and will correct any known misunderstanding concerning its separate identity;

(u) will file its own tax returns on an individual basis;

(v) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(w) will establish and maintain an office through which its business will be conducted separate and apart from those of its Affiliates or shall allocate fairly and reasonably any overhead and expense for shared office space;

(x) except as provided in the Cash Management Agreement, will not commingle the funds and other assets of Borrowers or the other SPE Entities with those of any other general partner, member, trustee, beneficiary, affiliate, principal or any other person;

(y) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(z) except for a Borrower in connection with the Loan and as set forth in the Loan Documents, does not and will not hold itself out to be responsible for the debts or obligations of any other person;

(aa) will pay any liabilities out of its own funds, including salaries of its employees, not funds of any affiliate; and

(bb) will use stationery, invoices, and checks separate from its affiliates.

Section 4.30 Intentionally Omitted.

Section 4.31 Anti-Money Laundering. At all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to Section 4.9 hereof or otherwise pursuant to the Loan Documents, none of the funds of any Borrower or any Indemnitor, as applicable, that are used to repay the Loan shall be derived from any unlawful activity, with the result that the investment in any Borrower or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

ARTICLE V

RESERVES AND CASH MANAGEMENT

Section 5.1 Reserves Generally.

(a) As additional security for the payment and performance by Borrowers of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrowers hereby unconditionally and irrevocably assign, convey, pledge, mortgage, transfer, deliver, deposit, set over and confirm unto Lender, and hereby grants to Lender a security interest in, (i) the Payment Reserve and the Impound Account, as applicable, and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrowers hereby authorize and consent to the account into which the Reserves have been deposited being held in Lender’s name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees that Lender, or at Lender’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrowers hereby assume all risk of loss with respect to amounts on deposit in the Reserves. Borrowers hereby knowingly, voluntarily and intentionally stipulate, acknowledge and agree that the advancement of the funds from the Reserves as set forth herein is at Borrowers’ direction and is not the exercise by Lender of any right of set-off or other remedy upon a Default or an Event of Default. Borrowers hereby waive all right to withdraw funds from the Reserves except as provided for in this Agreement. If an Event of Default shall occur hereunder or under any other of the Loan Documents Lender may, without notice or demand on Borrowers, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Debt or any other obligations of Borrowers under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrowers, (B) exercise any and all rights and remedies of a secured party under any applicable personal property security legislation or Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

(b) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. The Reserves are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Agreement and the other Loan Documents by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Lender for the purposes and items for which the applicable Reserve is held, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Borrowers. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Borrowers shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. If Borrowers shall fail to deposit with Lender the full amount of such deficiency as provided above, Lender shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Lender, together with interest thereon at the Default Interest Rate from the date so deposited by Lender until actually paid by Borrowers, shall be immediately paid by Borrowers on demand and shall be secured by the Debentures and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Agreement or the other Loan Documents, Lender may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Lender shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Lender may elect, the balance of any or all of the Reserves then in Lender’s possession shall be paid over to Borrowers and no other party shall have any right or claim thereto.

Section 5.2 Payment Reserve.

(a) Contemporaneously with the execution hereof, Borrowers have established with Lender a reserve in the amount of the first (1st) payment of principal, interest and deposits for any applicable reserves or escrow accounts required under the terms of this Agreement or the other Loan Documents as calculated by Lender (the “Payment Reserve”). Borrowers understand and agree that, notwithstanding the establishment of the Payment Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein. No interest on funds contained in the Payment Reserve shall be paid by Lender to Borrowers.

(b) For so long as no Event of Default has occurred hereunder or under any of the other Loan Documents, Lender shall, on the First Payment Date (as defined in the Note) under the Note, advance from the Payment Reserve to itself the amount of the monthly installment due and payable by Borrowers under the Note on the First Payment Date and, to the extent a Cash Trap Period exists, shall also advance from the Payment Reserve into the Impound Account the amount of any deposit for Assessments and insurance premiums and into any other reserve account the amount of any deposit in accordance with the terms of any other Loan Document required to be paid by Borrowers concurrently with such monthly installment pursuant to the terms hereof and thereof. Provided no Default or Event of Default has occurred, after the scheduled disbursement from the Payment Reserve, any amounts then remaining in the Payment Reserve shall be paid to Borrowers. Nothing contained herein, including, without limitation, the existence of the Payment Reserve, shall release Borrowers of any obligation to make payments under the Note, this Agreement or the other Loan Documents strictly in accordance with the terms hereof or thereof and, in this regard, without limiting the generality of the foregoing, should the amounts contained in the Payment Reserve not be sufficient to pay in full the monthly installments and the Impound Account and any other applicable reserve account deposits referenced above in this subparagraph, Borrowers shall be responsible for paying such deficiency on the First Payment Date.

Section 5.3 Impound Account. Borrowers shall establish and maintain at all times while any portion of the Debt remains outstanding an impound account (the “Impound Account”) with Lender for payment of real estate taxes, assessments (including, without limitation, assessments due to any Condominium Association), maintenance charges, any other assessments or charges that may become liens or charges on the Individual Properties (collectively the “Assessments”, and any Assessments that have priority over the Debentures shall be referred to herein as the “Major Assessments”), and insurance with respect to the Individual Properties as additional security for the Debt; provided, however, that, such deposits shall be required only to the extent set forth in the remainder of this Section. At all times during the term of the Loan, Borrower shall pay to Lender, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual Assessments that will next become due and payable on the Individual Properties, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrowers are required to maintain hereunder, each as estimated and determined by Lender. So long as no Default or Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a “Default”), all sums in the Impound Account shall be held by Lender in the Impound Account to pay said Assessments and insurance premiums before the same become delinquent. Borrowers shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Assessments and insurance premiums to be paid, if any, from the Impound Account, and so long as no Event of Default has occurred, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account, if any, shall be paid by Lender to Borrowers. Notwithstanding the foregoing, Borrower shall not be required to make such any such deposits with Lender to the extent (and only to the extent) that (i) all such Assessments and insurance premiums are held in reserve by the Condominium Associations for each of the Individual Properties in an amount sufficient to pay such costs and expenses at least 30 days prior to the due date of such Assessments and insurance premiums and Borrowers are timely making such payments to the Condominium Association, (ii) Lender has not received notice from the Condominium Association that (A) any of such reserves are no longer required or being held by the Condominium Association and (B) Borrower is in default of its payment of any Assessments or insurance premiums required to be paid to the Condominium Association, and (iii) Lender receives a monthly accounting from the

Property Manager that such reserves are being paid by Borrowers on a monthly basis and notice from the Condominium Association that the Assessments and insurance premiums have been paid prior to the date such amounts are due; provided, however, that the foregoing waiver of reserves shall not apply (i) to any Major Assessments or any Assessments that would be imposed upon Lender following a foreclosure of the Debenture (unless Lender has the right to notice of a default in the payment of such Assessments and the right to cure such non-payment), and Borrower shall escrow with Lender an amount determined by Lender in its reasonable discretion to pay such Assessments and (ii) during any Cash Trap Period.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder:

(a) Borrowers fail to pay any money to Lender required hereunder at the time or within any applicable grace period set forth herein, or if no grace period is set forth herein, then within seven (7) days of the date such payment is due (except those regarding payments to be made under the Note or to the Reserves, which failure is not subject to any grace or cure period).

(b) Borrowers fail to provide all insurance as required by Section 4.3 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 4.18(i), Section 4.28, Section 4.29 (excluding 4.29(i), (m), (o), (r), (s), (u), (w), (aa) or (bb)), and Section 4.31 hereof.

(c) Borrowers fail to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 6.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrowers; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrowers commence to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

(d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the Loan evidenced by the Note, or in any of the other Loan Documents to Lender by Borrowers, by any CNL Affiliates, or by any Indemnitor is determined by Lender to have been false or misleading in any material respect at the time made.

(e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of any Individual Property or any Significant Party, or any portion thereof or any interest therein, in violation of Section 4.9 hereof.

(f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(g) Any Significant Party becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for any Significant Party, or for a substantial part of the assets of any Significant Party, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(h) A petition is filed or any case, proceeding or other action is commenced against any Significant Party, seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against any Significant Party, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of such Significant Party, a receiver, trustee, custodian or similar officer for such Significant Party, or for any substantial part of any of the properties of any Significant Party, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within ninety (90) days after being commenced.

(i) Any Individual Property or any part thereof is taken on execution or other process of law in any action against any Borrower.

(j) Any Borrower abandons all or a portion of the Individual Property that it owns.

(k) The holder of any lien or security interest on any Individual Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior or subordinate to the related Debenture or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l) Any Individual Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of such Individual Property is materially diminished thereby and Lender determines that it is not adequately protected from any loss, damage or risk associated therewith.

(m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of any Significant Party.

(n) Any Borrower or Head Lessee defaults under the Condominium Documents beyond any applicable cure period that relate to the Individual Property that such Borrower owns, unless such default is contested in accordance with this Agreement.

(o) Any of the assumptions contained in any Closing Date Non-Consolidation Opinion delivered to Lender in connection with the Loan, or in any other Non-Consolidation Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect.

(p) Indemnitor breaches in any material respect any covenant, warranty or representation contained in any guaranty or indemnity agreement delivered to Lender in connection with the Loan which is not cured within any applicable notice and cure period provided therein.

(q) If any Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents.

Upon the occurrence of an Event of Default (other than an Event of Default described in clause (g) or (h) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Individual Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against any individual Borrower or any Individual Property or all of the Borrowers and Individual Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause (g) or (h) above, the Debt and all other obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VII

REMEDIES

Section 7.1 Remedies Available.

(a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Individual Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan

Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Individual Properties and all of the Debentures have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) Lender shall have the right from time to time to partially foreclose any or all Debentures in any manner and for any amounts secured by the Debentures then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Debentures to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Debentures to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Debentures as Lender may elect. Notwithstanding one or more partial foreclosures, the Individual Properties shall remain subject to the Debentures to secure payment of sums secured by the Debentures and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrowers hereby absolutely and irrevocably appoint Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Secondary Market Transaction pursuant to Section 8.23 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.

(d) Any amounts recovered from the Individual Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 7.2 Application of Proceeds. All the fullest extent permitted by law, the proceeds of any sale under any Debenture shall be applied, to the extent funds are so available, to the following items in such order as Lender in its discretion may determine:

(a) To payment of the reasonable costs, expenses and fees of taking possession of any Individual Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b) To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c) To payment of the Debt and all other obligations secured by the Debentures, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.

(d) The remainder, if any, of such funds shall be disbursed to Borrowers or to the person or persons legally entitled thereto.

Section 7.3 Notice to Account Debtors. Lender may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrowers included in or related to the Individual Properties to pay Lender directly. Borrowers shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

Section 7.4 Right to Cure. Lender may, but without any obligation to do so and without notice to or demand on Borrowers and without releasing Borrowers from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrowers hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Individual Properties for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Individual Properties for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.4, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Interest Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Interest Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 7.5 Cumulative Remedies. All remedies contained in this Agreement and in the other Loan Documents are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise. No act of Lender shall be construed as an election to proceed under any particular provisions of this Agreement to the exclusion of any other provision of this Agreement or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender. No delay or failure by Lender to exercise any right or remedy under this Agreement shall be construed to be a waiver of that right or remedy or of any Event of Default. Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

Section 7.6 Payment of Expenses. Borrowers shall pay on demand all of Lender’s expenses incurred in any efforts to enforce any terms of this Agreement and the other Loan Documents, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Lender until actually paid by Borrowers at the Default Interest Rate, and the same shall be secured by the Debentures and by all of the other Loan Documents securing all or any part of the Debt.

ARTICLE VIII

MISCELLANEOUS TERMS AND CONDITIONS

Section 8.1 Time of Essence. Time is of the essence with respect to all provisions of this Agreement.

Section 8.2 Release of Debenture. At such time the Debt has been repaid in full, then and in that event only, all rights under the Debentures, except for those provisions thereof which by their terms survive, shall terminate and the Individual Properties shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby and by the Debentures, which shall be promptly released of record by Lender in due form at Borrower’s cost. No release of the Debentures or the liens thereof shall be valid unless executed by Lender.

Section 8.3 Certain Rights of Lender. Without affecting Borrowers’ liability for the payment of any of the Debt, Lender may from time to time and without notice to Borrowers: (a) release any person liable for the payment of the Debt, including, without limitation, any individual Borrower; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of one or more of the Individual Properties; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of the Debentures, this Agreement or any agreement subordinating the lien hereof.

Section 8.4 Waiver of Certain Defenses. No action for the enforcement of the lien of the Debentures, this Agreement or of any provision thereof or hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

Section 8.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next Business Day delivery, or by depositing the same in the regular mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Agreement, with, in the case of Lender, a copy to Wachovia Bank, National Association, 301 S. Tryon Street, PMB 35-123, Charlotte, North Carolina 28282 Attention: Commercial Real Estate Finance, and, in the case of Borrower, a copy to 450 S. Orange Avenue, Orlando, Florida 32801-3336, Attention: General Counsel or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) Business Day after being deposited with the private courier service, or five (5) Business Days after being deposited in the regular mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within Canada, the United States of America, or, in the case of the Trust Borrower, the Island of Jersey.

Section 8.6 Successors and Assigns; Joint and Several Liability. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrowers and the successors and assigns of Borrowers, including all successors in interest of Borrowers in and to all or any part of the Individual Properties, and shall inure to the benefit of Lender, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Agreement to Borrower, Borrowers or Lender shall be deemed to include all such parties’ successors and assigns, and the term “Lender” as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If Borrower or Borrowers consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Borrowers hereunder and all representations, warranties, covenants and agreements made by Borrowers hereunder are joint and several. All references in this Agreement to “related Borrower” shall be references to the Trust Borrower and the Nominee that owns the Individual Property which is subject to the terms of this Agreement and which is subject to the representation, warranty or covenant in which such reference is made.

Section 8.7 Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

Section 8.8 Gender. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

Section 8.9 Waiver; Discontinuance of Proceedings. Lender may waive any single Event of Default by Borrowers hereunder without waiving any other prior or subsequent Event of Default. Lender may remedy any Event of Default by Borrowers hereunder without waiving the Event of Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrowers hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrowers in any case shall of itself entitle Borrowers to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrowers and Lender shall be restored to their former positions with respect to the Debt, the Loan Documents, the Individual Properties and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

Section 8.10 Section Headings. The headings of the sections and paragraphs of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

Section 8.11 GOVERNING LAW. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE PROVINCE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF CANADA, EXCEPT THAT AT ALL TIMES (I) THE PROVISIONS OF THIS AGREEMENT GOVERNING THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO WITH RESPECT TO THE INDIVIDUAL PROPERTIES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OR PROVINCE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY AND FIXTURES ARE LOCATED AND (II) WITH RESPECT TO THE LIENS AND SECURITY INTERESTS CREATED BY THIS

AGREEMENT IN PROPERTY COVERED BY PERSONAL PROPERTY SECURITY ACT (ONTARIO) (THE “PPSA”) (OTHER THAN ACCOUNTS), THE COMPARABLE LAW OF THE JURISDICTION APPLICABLE IN ACCORDANCE WITH THE PPSA IN EFFECT IN THE PROVINCE WHERE THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED SHALL GOVERN THE PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY THEREOF. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

Section 8.12 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the applicable Individual Property is located, the period shall be deemed to end on the next succeeding Business Day.

Section 8.13 Relationship of the Parties. The relationship between Borrowers and Lender is that of borrower and lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

Section 8.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against any Individual Property, such proceeds have been advanced by Lender at Borrowers’ request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

Section 8.15 Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by the Debentures or if any part of any Individual Property cannot be lawfully subject to the lien and security interest of the related Debenture to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by a Debenture.

Section 8.16 Events of Defaults Under Loan Documents. An Event of Default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the Debentures and each of the other Loan Documents.

Section 8.17 Interest After Sale. In the event the Individual Properties or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the applicable Individual Property is located), bear interest at the Default Interest Rate.

Section 8.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Agreement, and that the provisions of this Agreement shall control over the provisions of the Debenture, the Environmental Indemnity Agreement and the other Loan Documents.

Section 8.19 Cross Default; Cross Collateralization. Borrowers acknowledge that Lender has made the Loan to Borrowers upon the security of their collective interest in the Individual Properties and in reliance upon the aggregate of the Individual Properties taken together being of greater value as collateral security than the sum of the Individual Properties taken separately. Borrowers agree that the Debentures are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Debentures shall constitute an Event of Default under each of the other Debentures which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Debenture; and (iii) each Debenture shall constitute security for the Note as if a single blanket lien were placed on all of the Individual Properties as security for the Note.

Section 8.20 Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s partners and others with interests in any Borrower, and of the Individual Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Debentures, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Individual Properties in preference to every other claimant whatsoever. In addition, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Debentures, any equitable right otherwise available to such Borrower which would require the separate sale of the Individual Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Individual Properties before proceeding against any other Individual Property or combination of Individual Properties; and further in the event of such foreclosure Borrowers do hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Individual Properties.

Section 8.21 Intentionally Omitted.

Section 8.22 Lender May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting any Borrower or the principals, general partners or managing members in any Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrowers hereunder after such date.

Section 8.23 Secondary Market. Lender may sell, transfer and deliver the Note and the Loan Documents to one or more investors in the secondary mortgage market (a “Secondary Market Transaction”) provided such sale or transfer occurs in accordance with Section 2.6(a) hereof. In connection with such sale, Lender may retain or assign responsibility for servicing the Loan evidenced by the Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable, and where the consent of Lender or such servicer is required hereunder, the consent of such servicer or Lender shall be deemed the consent of both. The Borrowers shall not be responsible for the costs and expenses incurred by Lender in connection with any such Secondary Market Transactions (including any updated environmental or engineering reports or appraisals, or the costs of preparing and negotiating any securitization or assignment documents); provided, however, that Borrower shall be responsible for the fees and expenses of its own lawyers in connection with Borrower’s review and negotiation of any documents, agreements or securitization materials in connection with any such Secondary Market Transaction.

Section 8.24 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, the Debenture and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”), Lender may forward to each purchaser, transferee, Lender, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the “Investors”) or any rating agency rating such Securities (each a “Rating Agency”), each prospective Investor and each of the foregoing’s respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the Debt, the CNL Affiliates, Intrawest or any Intrawest Tenant, and the Individual Properties, which shall have been furnished by any CNL Affiliate, Intrawest or any Intrawest Tenant, as Lender determines necessary or desirable.

Section 8.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

Section 8.26 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

Section 8.27 Personal Liability. Notwithstanding anything to the contrary contained in this Agreement, the liability of the Borrowers and their officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in the Note.

Section 8.28 Recording and Filing. Borrowers will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, rerecorded and re-filed in such manner and in such places as Lender shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Borrowers shall reimburse Lender, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Individual Properties. In addition, the Borrowers hereby authorizes Lender to file any such financing statement or continuation statement in the United States without the signature of the Borrowers to the extent permitted by law.

Section 8.29 Entire Agreement and Modifications. This Agreement and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Agreement and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

Section 8.30 Maximum Interest. The provisions of this Agreement and of all agreements between Borrowers and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”) to Lender for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrowers and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Borrowers and Lender. Notwithstanding any other provision of this Agreement, in no event shall the aggregate “interest” (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the “credit advanced” (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Lender will be conclusive for the purposes of such determination.

Section 8.31 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, “rate of exchange” means the rate at which the Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Lender of the amount due, Borrowers will, on the date of receipt by the Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Lender is the amount then due under this Agreement in the Currency Due. If the amount of the Currency Due which the Lender is so able to purchase is less than the amount of the Currency Due originally due to it, Borrower shall indemnify and save the Lender harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order.

Section 8.32 Intentionally Omitted.

Section 8.33 Protection of Trustee. Notwithstanding anything express or implied in this Agreement to the contrary, the maximum liability of the Trustee under this Agreement (including, without limitation, any liability for interest, costs, expenses and/or any other sums recoverable under this Agreement) shall not exceed the value of the property held in the US Canadian Property Trust Alpha from time to time and which is in the Trustee’s possession or under its control as trustee of US Canadian Property Trust Alpha, PROVIDED THAT the foregoing limitation shall not apply to any breach of trust by, or fraudulent or criminal acts of, the Trustee.

Section 8.34 Assignments and Participations.

(a) Without in any way limiting any rights of Lender under this Agreement or any other Loan Document but subject to the limitation set forth in Section 2.6(a) above, Lender,

at its sole cost and expense, may assign to one or more Persons all or a portion of its rights and obligations under this Agreement, the Note and the Loan.

(b) Borrowers will maintain a book of registry in which it will register by book entry, and register by book entry any transfer of, the rights to receive any payments under the Note and the name and address of each assignee Lender under this Agreement and the Note, and the principal amount of the Loan owing to each such Lender pursuant to the terms hereof. Borrowers may treat each Lender whose name is recorded in the registry pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any other note. The registry shall be available for inspection by any Lender at the Borrowers’ principal place of business, at any reasonable time and from time to time, upon reasonable prior notice.

(c) Without in any way limiting any rights of Lender under this Agreement or any other Loan Document, Lender may sell, at its sole cost and expense, participations to one or more Persons in or to all or a portion of its rights and obligations under the Note, this Agreement and the Loan; provided, however, that (i) Lender’s obligations under the Note and this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) Lender shall remain the holder of the Note for all purposes of the Note, the Loan and this Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

(d) Without in any way limiting any rights of Lender under this Agreement or any other Loan Document, Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.34, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to any CNL Affiliates, Intrawest or any Intrawest Tenant, or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower, CNL Affiliates Intrawest or any Intrawest Tenant.

Section 8.35 Capacity of Registered Title Holders. Notwithstanding anything contained herein to the contrary, each of the parties hereto acknowledges and agrees that the Blue Mountain Borrower is executing and delivering the Loan Documents solely in its capacity as a registered titleholder of the Blue Mountain Property and the Whistler Borrower is executing and delivering the Loan Documents solely in its capacity as registered titleholder of the Whistler Property.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the day and year first written above.

BORROWERS:

SIGNED FOR AND ON BEHALF OF

R&H US CANADIAN PROPERTY LIMITED, solely in its capacity as trustee of US CANADIAN PROPERTY TRUST ALPHA

By:

/s/ Angus Spencer–Nairn
Angus Spencer–Nairn
Director

/s/ Francis Raffay
Woodbourne Secretaries (jersey) Limited
Director/Secretary

US CANADIAN PROPERTY ALPHA BLUE MOUNTAIN NOMINEE CORP.

Per:	/s/ Thomas Guinn Huffsmith
	Name:	Thomas Guinn Huffsmith
	Title:	Senior Vice President

US CANADIAN PROPERTY ALPHA WHISTLER NOMINEE CORP.

Per:	/s/ Thomas Guinn Huffsmith
	Name:	Thomas Guinn Huffsmith
	Title:	Senior Vice President

Loan Agreement

LENDER:

CONGRESS FINANCIAL CORPORATION (CANADA)

Per:	/s/ Niall H. Hamilton
	Name:	Niall H. Hamilton
	Title:	Senior Vice President
Congress Financial Corporation (Canada)

Loan Agreement